UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FRONTIER GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FRONTIER
LOW FARES DONE RIGHT®

2023 Proxy Statement

Notice of 2023 Annual Meeting of Stockholders

To be held on May 25, 2023

FRONTIER

Frontier Group Holdings, Inc. 4545 Airport Way Denver, CO 80239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 25, 2023
To Our Stockholders:
The 2023 annual meeting of stockholders (“Annual Meeting”) of Frontier Group Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on May 25, 2023, at 10:00 a.m. Mountain Daylight Time. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ULCC2023 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker. You will also be able to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The Annual Meeting will be held for the following purposes:
(1)To elect Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald, and Alejandro D. Wolff as Class II directors to serve until the 2026 annual meeting of stockholders, and until their respective successors are duly elected and qualified;
(2)To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3)To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof.
While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on March 31, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to IR@flyfrontier.com, stating the purpose of the request, and providing proof of ownership of the Company’s common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Important Information for Holders of Common Stock
It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.
YOUR VOTE IS IMPORTANT
If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2023 Annual Meeting of Stockholders.”
By Order of the Board of Directors,
Howard Diamond
Senior Vice President, General Counsel and Secretary
April 12, 2023

Frontier Airlines. 2023 Proxy Statement     i

ii     Frontier Airlines. 2023 Proxy Statement

FRONTIER GROUP HOLDINGS, INC.
4545 Airport Way
Denver, CO 80239
EXECUTIVE SUMMARY
2023 ANNUAL MEETING OF STOCKHOLDERS
DATE: May 25, 2023
TIME: 10:00 a.m. Mountain Daylight Time
LOCATION: www.virtualshareholdermeeting.com/ULCC2023
RECORD DATE: March 31, 2023
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company,” “Frontier,” “our,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, May 25, 2023 (the “Annual Meeting”), at 10:00 a.m. Mountain Daylight Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ULCC2023 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker.
Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on March 31, 2023 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on March 31, 2023, there were 218,503,854 shares of our common stock outstanding.
This proxy statement will be first sent or given to our stockholders as of the Record Date on or about April 12, 2023.
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2023 Annual Meeting of Stockholders” beginning on page 3.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 25, 2023:
THIS PROXY STATEMENT AND OUR 2022 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING, AND
DOWNLOADING AT www.proxyvote.com.
Frontier Airlines. 2023 Proxy Statement     1

MEETING AGENDA ITEMS

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: To elect Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald, and Alejandro D. Wolff as Class II directors to serve until the 2026 annual meeting of stockholders, and until their respective successors are duly elected and qualified	7	Plurality of votes cast	FOR each Director nominee
Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	21	Majority of votes present and entitled to vote	FOR
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	23	Majority of votes present and entitled to vote	FOR
DIRECTOR NOMINEES

Name	Director Since	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
Andrew S. Broderick	2018	No			Member
Bernard L. Han	2014	Yes	Chair		Member
Michael R. MacDonald	2016	Yes	Member				Member
Alejandro D. Wolff	2019	Yes		Member			Member
2    Frontier Airlines. 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is March 31, 2023. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. Stockholders are not permitted to cumulate votes with respect to the election of directors. At the close of business on March 31, 2023, there were 218,503,854 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.

Notwithstanding the foregoing, to comply with restrictions imposed by federal law on foreign ownership and control of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws (the “Bylaws”) restrict ownership, voting, and control of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law and U.S. Department of Transportation policy require, among other things, that no more than 25% of our issued and outstanding voting stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens, as defined in 49 U.S.C. § 40102(a)(15) (the “Voting Limitation”). In order to comply with these restrictions, we maintain a “Foreign Stock Record” to track the registration of shares of our voting stock held by non-U.S. citizens. Shares of our voting stock held by non-U.S. citizens may not be voted at the Annual Meeting unless such shares are registered on the Foreign Stock Record. If at any time we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds the Voting Limitation, our Bylaws provide for the suspension of the voting rights of such shares in reverse chronological order, based upon the date of registration in the Foreign Stock Record, to the extent required to ensure that we are in compliance with the Voting Limitation.
WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2022 Annual Report available to certain of our stockholders electronically via the Internet. On or about April 12, 2023, we mailed to these stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the voting power of all issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.
WHO CAN ATTEND AND VOTE AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS?
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ULCC2023.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The Annual Meeting webcast will begin promptly at 10:00 a.m. Mountain Daylight Time. We
Frontier Airlines. 2023 Proxy Statement     3

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS (continued)
encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.
WHY HOLD A VIRTUAL MEETING?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ULCC2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the Annual Meeting that are pertinent to us and the meeting matters. We will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders who have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to our business or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our 2022 Annual Report;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already submitted by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting website for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
HOW CAN I OBTAIN A PAPER COPY OF THE 2022 ANNUAL REPORT?
We will furnish, without charge, a copy of our 2022 Annual Report, including consolidated financial statements, but not including exhibits, to each of our stockholders of record on March 31, 2023, and to each beneficial stockholder on that date
4    Frontier Airlines. 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS (continued)
upon written request made to Howard Diamond, Senior Vice President, General Counsel and Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. A reasonable fee will be charged for copies of requested exhibits.
HOW DO I VOTE?
We recommend that stockholders vote prior to the Annual Meeting by proxy even if they plan to attend the Annual Meeting and vote during the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
•by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
•by Mail: You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 24, 2023.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through your bank or broker.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Frontier Group Holdings, Inc. prior to the Annual Meeting; or
•by voting during the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated within the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Frontier Airlines. 2023 Proxy Statement     5

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS (continued)
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Voting Standard	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal No. 1: To elect Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald and Alejandro D. Wolff as Class II directors to serve until the 2026 annual meeting of stockholders, and until their respective successors are duly elected and qualified
	Plurality of votes cast	Votes withheld and broker non-votes will have no effect.
Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. We do not expect any broker non-votes on this proposal.
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. Broker non-votes will have no effect.
WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will be counted as a vote against the other proposals to be considered at the Annual Meeting.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
6    Frontier Airlines. 2023 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board has nominated Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald, and Alejandro D. Wolff as Class II director nominees for election at the Annual Meeting to hold office until the annual meeting of stockholders to be held in 2026.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the election of each of Messrs. Broderick, Han, MacDonald, and Wolff.
Our Board of Directors
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws (“Bylaws”). Our Board currently consists of eleven directors. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class II directors elected at the Annual Meeting will begin at the Annual Meeting and end at our 2026 annual meeting of stockholders, or, if later, when such director’s successor has been elected and has qualified.
The following table provides certain information regarding each of our directors as of April 12, 2023.

Name	Age	Class	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
William A. Franke*	85	I	No		Chair		Member
Barry L. Biffle	51	III	No
Andrew S. Broderick	39	II	No			Member
Josh T. Connor	49	I	No			Member
Brian H. Franke	59	III	No			Chair	Chair
Robert J. Genise	75	III	Yes	Member				Chair
Bernard L. Han	59	II	Yes	Chair		Member
Ofelia Kumpf	53	III	Yes		Member		Member
Michael R. MacDonald	71	II	Yes	Member				Member
Patricia Salas Pineda	71	I	Yes		Member		Member
Alejandro D. Wolff	66	II	Yes		Member			Member
*Chairman of the Board
Frontier Airlines. 2023 Proxy Statement     7

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
Board Diversity Matrix (as of April 12, 2023)

Board Size:
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	2	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	8	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Biographies
Class I Directors
William A. Franke has served as Chairman of our Board of Directors since December 2013. Mr. Franke has served as managing partner of Indigo Partners LLC, a private equity fund focused on air transportation, since 2002. Mr. Franke was the chairman of America West Airlines, Inc., an airline later absorbed into a predecessor of American Airlines, from 1992 to 2001 and chief executive officer of America West Airlines from 1993 to 2001. He has served as chairman of the boards of directors of Wizz Air Holdings Plc, an airline based in Europe, since February 2005, JetSMART Holdings Limited, the parent company of an airline based in South America, since February 2017, Lynx Air Holdings Corporation, formerly Enerjet Holdco, Inc., the holding company of an airline based in Canada, since December 2018, and APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020. Mr. Franke has also served on the board of directors of Concesionaria Vuela Compañía de Aviación, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010. He previously served as chairman of Spirit Airlines, Inc. from 2006 to 2013 and Tiger Aviation Pte. Ltd, a Singapore-based airline, from 2004 to 2009, and as a member of the boards of directors of Alpargatas S.A.I.C., an Argentina-based footwear and textiles manufacturer, from 1996 to 2007, and Phelps Dodge Corporation, a mining company, where he served as the lead outside director for several years, from 1980 to 2007. He also previously served on a number of other boards of directors, including ON Semiconductor, Valley National Corporation, Southwest Forest Industries, Circle K Corporation, and Beringer Wine Estates Holdings, Inc. Mr. Franke holds a B.A. and an LLB from Stanford University and honorary doctorates from Northern Arizona University and the University of Montana. We believe Mr. Franke is qualified to serve on our Board of Directors due to his private equity experience in the air transportation industry, his prior directorships, his financial literacy, and his general and airline business experience.
Josh T. Connor has served as a member of our Board of Directors since August 2015. Mr. Connor is the founding partner of Connor Capital SB, LLC, an investment firm founded in December 2015. Since April 2017, he has served as a managing director and co-portfolio manager of infrastructure investing at Oaktree Capital Management, an asset management firm specializing in alternative investment strategies. From October 2013 to July 2015, Mr. Connor served as a managing director and co-head of the industrials banking group at Barclays Capital Inc., an international investment bank. While at Barclays, Mr. Connor also served as global head of transportation banking from April 2011 to October 2013. Prior to joining Barclays, Mr. Connor was with Morgan Stanley, an international investment bank, for 15 years, where he served as co-head of the global transportation and infrastructure investment banking group. Mr. Connor has served on the boards of Copa Holdings SA, the parent company of Panamanian airline Copa Airlines, since January 2016, Watco Companies LLC, a transportation
8    Frontier Airlines. 2023 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
service company, since December 2018, and U.S. Rail & Logistics, LLC, a provider of terminal and logistics services, since June 2021. He has also served as chairman of the board of Neighborhood Property Group, LLC, a real estate investment company, since November 2020. Mr. Connor holds a B.A. in Economics from Williams College. We believe Mr. Connor is qualified to serve on our Board of Directors due to his private equity experience, his financial expertise and general business experience.
Patricia Salas Pineda has served as a member of our Board of Directors since June 2016. Ms. Pineda served as group vice president of Hispanic business strategy for Toyota Motor North America, Inc. from 2013 to October 2016. Previously, Ms. Pineda served Toyota Motor North America as group vice president, national philanthropy and the Toyota USA Foundation from 2004 until 2013. During this period, Ms. Pineda also served as general counsel and group vice president of administration from 2006 to 2008 and as group vice president of corporate communications and general counsel from 2004 to 2006. Prior to that, Ms. Pineda was vice president of legal, human resources and government relations, and corporate secretary of New United Motor Manufacturing, Inc., with which she had been associated since 1984. Ms. Pineda has served on the boards of directors of Levi Strauss & Co., an apparel maker, since 1991, the Latino Corporate Directors Association, a non-profit organization, since January 2013, Earthjustice, an environmental non-profit organization, since August 2018, Omnicom Group Inc., a global marketing and communications company, since February 2022, and Portland General Electric Company, an electric utility, since October 2022. Ms. Pineda also currently serves as chairwoman emeritus of the Latino Corporate Directors Association. She previously served on the boards of directors of Anna’s Linens, a specialty retailer of discounted home furnishings, Eller Media Company (now known as Clear Channel Outdoor), an outdoor advertising company, Cedars-Sinai Medical Center, and the Latino Donor Collaborative. Ms. Pineda holds a B.A. in Government from Mills College and a J.D. from Boalt Hall School of Law at the University of California, Berkeley. We believe Ms. Pineda is qualified to serve on our Board of Directors due to her expertise in governmental relations and regulatory oversight, corporate governance and human resources matters.
Class II Directors
Andrew S. Broderick has served as a member of our Board of Directors since January 2018. Mr. Broderick is a managing director of Indigo Partners LLC, a private equity fund focused on air transportation, which he joined in July 2008. Mr. Broderick has served on the boards of directors of Wizz Air Holdings Plc, an airline based in Europe, since April 2019; JetSMART Airlines SpA, an airline based in Chile, since September 2018; and APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020. Additionally, he has served as an alternate on the board of directors for Concesionaria Vuela Compania de Aviacion, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010. Prior to joining Indigo, Mr. Broderick was employed at a macroeconomic hedge fund and a stock-option valuation firm. Mr. Broderick holds a B.S. in Economics and a B.A. in Spanish from Arizona State University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Broderick is qualified to serve on our Board of Directors due to his experience in the airline industry, financial expertise and general and airline business experience.
Bernard L. Han has served as a member of our Board of Directors since March 2014. Mr. Han served as president and chief executive officer and a member of the board of directors of Frontier Communications Corporation, a nationwide telecommunications provider, from December 2019 to April 2021. Frontier Communications filed a petition under Chapter 11 of the Bankruptcy Code in April 2020. He previously served as executive vice president of strategic planning at Dish Network Corp., a broadcast satellite service provider, from December 2015 to January 2018. Prior to that, Mr. Han served as the chief operating officer of Dish Network Corp. from April 2009 to December 2015 and as the chief financial officer of EchoStar Corporation, a global satellite services provider, from September 2006 to April 2009. He has served on the board of directors of gategroup Holding AG, a provider of airline catering and retail services, since June 2021, and previously served on the board of directors of ON Semiconductor Corporation, a semiconductor manufacturer, from March 2012 to April 2015. From 2002 to 2005, Mr. Han served as the chief financial officer and executive vice president of Northwest Airlines Corp., an airline later absorbed into Delta Air Lines, Inc. From 1996 to 2002, Mr. Han held several executive positions at America West Airlines, Inc., an airline later absorbed into American Airlines, including executive vice president and chief financial officer and senior vice president of marketing and planning. From 1988 to 1995, Mr. Han held various finance and marketing positions at Northwest Airlines Corp. and American Airlines. Mr. Han holds a B.S., M.S., and M.B.A., all from Cornell University. We believe Mr. Han is qualified to serve on our Board of Directors due to his experience in the airline industry, financial expertise and general and airline business experience.
Michael R. MacDonald has served as a member of our Board of Directors since August 2016. Mr. MacDonald served as the president and chief executive officer and a member of the board of directors of DSW Inc., a footwear retailer, from April 2009 to December 2015. Prior to joining DSW, Mr. MacDonald served as chairman and chief executive officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as chairman and chief executive officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of chairman and chief executive officer. Mr. MacDonald has served as a member of the board of directors of Ulta Beauty, Inc., a beauty retailer, since 2012. Mr. MacDonald holds a B.B.A. from the University of Notre Dame and an M.B.A. from the University of Detroit. We believe Mr. MacDonald is qualified to serve on our Board of Directors due to his business experience.
Alejandro D. Wolff has served as a member of our Board of Directors since July 2019. Mr. Wolff previously served as a managing director of Gryphon Partners LLC, a global advisory firm, from January 2014 to June 2016. Prior to that, Mr. Wolff
Frontier Airlines. 2023 Proxy Statement     9

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
spent thirty-four years with the U.S. Department of State, including posts as the U.S. Ambassador to the Republic of Chile (2010-2013) and U.S. Ambassador to the United Nations (2005-2010), before retiring in 2013 with the rank of Career Minister. Mr. Wolff has served on the boards of directors of Albemarle Corporation, a specialty chemicals company, since January 2015, and JetSMART Holdings, a low-cost air carrier based in South America, since March 2017. Mr. Wolff was previously a director of PG&E Corporation, an electric and gas utility in California, from April 2019 to June 2020, and of Versum Materials, a semiconductor materials company, from October 2016 to October 2019. Mr. Wolff holds a B.A. from the University of California at Los Angeles. We believe Mr. Wolff is qualified to serve on our Board of Directors due to his expertise in governmental relations and corporate governance.
Class III Directors
Barry L. Biffle has served as a member of our Board of Directors since March 2017, as our Chief Executive Officer since March 2016 and as our President since July 2014. From July 2013 to April 2014, Mr. Biffle served as chief executive officer of VivaColombia, an airline based in Medellín, Colombia. From February 2005 to July 2013, Mr. Biffle served as chief marketing officer of Spirit Airlines, Inc. From 2003 to 2005, Mr. Biffle served as managing director of marketing at US Airways. Mr. Biffle also held other key positions in network planning, sales and marketing while at US Airways. Prior to joining US Airways, Mr. Biffle held several management positions at American Eagle Airlines, a regional airline subsidiary of American Airlines, Inc. from 1995 to 1999. Mr. Biffle holds a B.A. from the University of Alabama. We believe Mr. Biffle is qualified to serve on our Board of Directors due to his experience in the air transportation industry and his general airline and business experience.
Brian H. Franke has served as a member of our Board of Directors since December 2013. Mr. Franke has been a principal of Indigo Partners LLC, a private equity fund focused on air transportation, since April 2004. Mr. Franke has served on the boards of directors of Concesionaria Vuela Compañía de Aviación, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010, including as board chair since April 2020; several entities within the JetSMART SpA group, an airline based in South America, since March 2017; APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020, and Cebu Air, Inc., an airline based in the Philippines, since July 2021. He previously served on the boards of Tiger Aviation Pte. Ltd, a Singapore-based airline, from 2008 to 2010, and Tiger Airways Australia Pty Ltd., an Australian-based airline, from 2009 to 2010. Mr. Franke also serves on the University of Arizona Foundation board and its investment and executive committees. Mr. Franke holds a B.S. from the University of Arizona and a Masters of International Management from the Thunderbird School of Global Management. We believe Mr. Franke is qualified to serve on our Board of Directors due to his experience in the airline industry and general and airline business experience.
Robert J. Genise has served as a member of our Board of Directors since March 2014. Mr. Genise has served as chairman of the board and manager of White Oak Aviation Management Services, LLC, an aircraft leasing and finance company, since January 2020. He has served on the board of directors of ALOFT AeroArchitects, formerly PATS Aircraft Systems, an aviation engineering and aircraft interiors company, since July 2014. Mr. Genise previously served as a board member of Aergen Aviation Finance Limited, a Dublin, Ireland aircraft leasing company, and served as chief executive officer of its wholly-owned subsidiary, Aergen Management Services, Inc., from 2015 to February 2019. Prior to this, Mr. Genise served as chief executive officer of DAE Capital, the aircraft leasing division of Dubai Aerospace Enterprise (DAE) Ltd., a global aerospace corporation, from 2007 to 2011. Mr. Genise was previously involved in the creation of two large aircraft leasing companies, Boullioun Aviation Services, Inc. and Singapore Aircraft Leasing Pte. Mr. Genise holds a B.A. from New York University, an M.B.A. from the University of Connecticut and a J.D. from Pace University. We believe Mr. Genise is qualified to serve on our Board of Directors due to his experience in the airline industry and general and airline business experience.
Ofelia Kumpf has served as a member of our Board of Directors since July 2021. Ms. Kumpf served as Field Vice President, Long Beach Field Office for McDonald’s USA, LLC from July 2018 to August 2022. Prior to that, she served as Vice President and General Manager, Southern California Region from January 2013 to June 2018, and held a variety of other leadership positions with McDonald’s since joining in 1992. Ms. Kumpf has served on the boards of trustees of Southern California Public Radio since November 2020 and Ronald McDonald House, Westside Los Angeles since September 2022. She previously served on the board of directors of the Latino Donor Collaborative and on the board of trustees of Ronald McDonald House Charities of Southern California. Ms. Kumpf holds a B.S. from the University of Phoenix and an M.B.A. from the University of Southern California, Marshall School of Business. We believe Ms. Kumpf is qualified to serve on our Board of Directors due to her operations and business experience, including in the foodservice industry.
Family Relationships
William A. Franke is the father of Brian H. Franke. Otherwise, there are no family relationships among any of our directors or executive officers.
10    Frontier Airlines. 2023 Proxy Statement

CORPORATE GOVERNANCE
Director Independence
An investment fund managed by Indigo Partners LLC (“Indigo Partners”) owns more than 50% of our outstanding voting securities and we are therefore considered a “controlled company” within the meaning of the rules and regulations of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). We intend to rely upon the “controlled company” exception to the board of directors and committee independence requirements under the Nasdaq Rules. Pursuant to this exception, we are exempt from the rules that would otherwise require that our Board be comprised of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and our Board has determined that all of the members of our audit committee are independent under SEC rules and the Nasdaq Rules.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Robert J. Genise, Bernard L. Han, Ofelia Kumpf, Michael R. MacDonald, Patricia Salas Pineda, and Alejandro D. Wolff each qualify as an independent director in accordance with the Nasdaq Rules. Under the Nasdaq Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. Our Board has made a determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Biffle is not considered independent by virtue of his position as our Chief Executive Officer, Mr. Connor is not considered independent by virtue of his interest as an investor in an entity to which we have entered into a commercial arrangement and make payments in the ordinary course of our business, and Messrs. W. Franke, Broderick, and B. Franke are not presently considered independent by virtue of their affiliation with Indigo Partners, to which we pay a quarterly fee for management services. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Leadership Structure
We have historically separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board. Our Board currently believes that our existing leadership structure is effective and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•the Class I directors are William A. Franke, Josh T. Connor, and Patricia Salas Pineda, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald, and Alejandro D. Wolff, and their terms expire at this Annual Meeting; and
•the Class III directors are Barry L. Biffle, Brian H. Franke, Robert J. Genise, and Ofelia Kumpf, and their terms will expire at the annual meeting of stockholders to be held in 2024.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Frontier Airlines. 2023 Proxy Statement     11

CORPORATE GOVERNANCE (continued)
Role of the Board of Directors in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management and the Audit Committee review these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and present the steps taken by management to mitigate or eliminate such risks.
Our Board administers this oversight function directly, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the actions our management has taken to limit, monitor, and control these exposures, including with respect to cybersecurity, procedures regarding disaster recovery and critical business continuity, and compliance with data security programs. The Audit Committee also approves or disapproves any related party transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee oversees risks related to our executive compensation, equity incentive plans, and other compensatory arrangements.
Meetings of the Board of Directors and Attendance
Members of our Board are expected to regularly prepare for and attend meetings of the Board and committees on which they sit. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify our Chief Executive Officer (if he or she is a member of the Board) or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. Our Board met 11 times during the fiscal year ended December 31, 2022. During 2022, each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of each committee on which he or she then served, with eight directors in attendance at the 2022 annual meeting of stockholders. Members of our Board are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings.
Executive Sessions
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chairman of the Board.
Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Safety and Security Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each of our Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Safety and Security Committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules, which are available on our website at https://ir.flyfrontier.com.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee:
•appoints and oversees our independent registered public accounting firm;
•evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•determines the engagement, compensation, and retention of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•approves the retention of the independent auditors to perform any proposed permissible non-audit services;
12    Frontier Airlines. 2023 Proxy Statement

CORPORATE GOVERNANCE (continued)
•monitors the rotation of partners of the independent auditors on our engagement team as required by law;
•discusses with management on a periodic basis, or as appropriate, policies and procedures with respect to risk assessment and risk management;
•receives regular updates on cyber and information security environment and reviews any cybersecurity incidents;
•reviews earnings press releases, as well as financial information and earnings guidance;
•reviews our critical accounting policies and estimates;
•investigates reports regarding ethics and compliance matters and reports to the Board periodically with respect to the information received through the ethics hotline and any related investigations;
•reviews the appointment and replacement of our internal auditor and oversees our internal audit function; and
•reviews the Audit Committee charter and the Audit Committees’ performance on an annual basis.
Our Audit Committee consists of Messrs. Genise, Han, and MacDonald. Our Board has determined that all members are independent under the Nasdaq Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Chairperson of our Audit Committee is Mr. Han. Our Board has determined that Mr. Han is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Our Audit Committee met seven times during 2022.
Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our officers, directors, and employees. Among other matters, the Compensation Committee:
•reviews and approves the corporate goals and objectives relevant to the compensation of our officers (including our Chief Executive Officer), evaluates the performance of our officers in light of those goals and objectives, and determines and approves the compensation of all such officers based on this evaluation;
•reviews and makes recommendations to the Board with respect to the compensation and benefits of our non-management directors;
•reviews and approves, or makes recommendations to our Board regarding, our annual bonus plans, incentive compensation plans and arrangements, retirement plans, and equity-based plans;
•reviews and discusses with management the Compensation Discussion and Analysis in our proxy statement and Annual Report on Form 10-K;
•reviews our compensation philosophy;
•reviews and discusses annually with management the relationship between our risk management policies and practices, our business strategy, and the compensation of our officers; and
•reviews the Compensation Committee charter and the Compensation Committees’ performance on an annual basis.
Our Compensation Committee consists of Messrs. W. Franke and Wolff and Mses. Kumpf and Pineda. Our Board has determined that Mr. Wolff and Mses. Kumpf and Pineda are independent under the Nasdaq Rules and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Chairperson of our Compensation Committee is Mr. W. Franke.
The Compensation Committee has delegated authority to grant equity awards under the 2021 Incentive Award Plan (the “2021 Plan”) to an Equity Incentive Subcommittee of the Compensation Committee consisting of Mr. Wolff and Mses. Kumpf and Pineda.
The Compensation Committee engaged Willis Towers Watson to provide advice on executive compensation. Refer to the “Compensation Discussion and Analysis” section of this proxy statement for a description of Willis Towers Watson’s and our Chief Executive Officer’s role in recommending compensation amounts.
Our Compensation Committee met five times during 2022.
Finance Committee
Our Finance Committee assists the Board with respect to the oversight of our financial affairs. Among other matters, the Finance Committee:
•reviews and makes recommendations with respect to our long-range financial plan;
•recommends financial policies that maintain and improve our financial health and integrity;
Frontier Airlines. 2023 Proxy Statement     13

CORPORATE GOVERNANCE (continued)
•reviews and recommends an annual operating budget and annual capital budget;
•reviews and approves certain capital expenditures, unbudgeted operating expenses, contracts and agreements, dispositions of capital assets, and borrowing agreements;
•monitors our financial performance and compliance with debt covenants and our fuel hedging program;
•reviews and makes recommendations to the Board regarding our investment policy; and
•reviews the Finance Committee charter and the Finance Committees’ performance on an annual basis.
Our Finance Committee consists of Messrs. Broderick, Connor, B. Franke, and Han. The Chairperson of our Finance Committee is Mr. B. Franke.
Our Finance Committee met three times during 2022.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and making recommendations to the Board concerning governance matters. Among other matters, the Nominating and Corporate Governance Committee:
•reviews and makes recommendations to our Board regarding the election of directors;
•reviews and makes recommendations to the Board regarding the Board’s leadership structure;
•oversees the annual self-evaluations of our Board and management; and
•reviews the Nominating and Corporate Governance Committee charter and the Nominating and Corporate Governance Committees’ performance on an annual basis.
Our Nominating and Corporate Governance Committee consists of Messrs. B. Franke and W. Franke and Mses. Kumpf and Pineda. Our Board has determined that Mses. Kumpf and Pineda are independent under the Nasdaq Rules. The Chairperson of our Nominating and Corporate Governance Committee is Mr. B. Franke.
Our Nominating and Corporate Governance Committee met four times during 2022.
Safety and Security Committee
Our Safety and Security Committee assists the Board with respect to the oversight of our activities, programs, and procedures relating to safety and security. Among other matters, the Safety and Security Committee:
•reviews our safety programs, policies, and procedures and our compliance with such programs, policies, and procedures;
•reviews our policies, procedures, and investments, and monitors our activities, with respect to physical security;
•reviews our strategies and actions to address safety performance objectives and metrics;
•reviews and makes recommendations to the Board regarding oversight of our manufacturers, suppliers, and third-party providers to ensure the provision of safe and reliable products and services; and
•reviews the Safety and Security Committee charter and the Safety and Security Committees’ performance on an annual basis.
Our Safety and Security Committee consists of Messrs. Genise, MacDonald, and Wolff. The Chairperson of our Safety and Security Committee is Mr. Genise.
Our Safety and Security Committee met two times during 2022.
Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board and ensuring that our Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Our Nominating and Corporate Governance Committee, in recommending director candidates for election to our Board, and our Board, in nominating director candidates, is expected to consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make practical and mature business judgments. In evaluating director candidates, our Nominating and Corporate
14    Frontier Airlines. 2023 Proxy Statement

CORPORATE GOVERNANCE (continued)
Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•the candidate’s experience as a board member of another publicly held company;
•the candidate’s understanding of marketing, finance, and other elements relevant to the success of a publicly traded company in today’s business environment;
•the candidate’s professional and academic experience relevant to our company’s industry; and
•the candidate’s background, gender, age, and ethnicity.
Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender, or national origin, we have no formal policy regarding Board diversity.
The Nominating and Corporate Governance Committee will consider recommendations from our stockholders for director candidates. Stockholders should provide the recommended candidate’s name, biographical data, qualifications, and other information required by Sections 2.5 and 2.6 of our Bylaws with respect to director nominations by stockholders. The Nominating and Corporate Governance Committee acts in its discretion in making nominee recommendations to the full Board.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of William A. Franke, Ofelia Kumpf, Patricia Salas Pineda, and Alejandro D. Wolff. None of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
Code of Ethics
Our Board has adopted a written Code of Ethics that applies to all of our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and principal accounting officer. The Code of Ethics addresses, among other things, issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules, and regulations. The purpose of the Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. The full text of our Code of Ethics is posted on our website at https://ir.flyfrontier.com under “Governance.” Any substantive amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions will be disclosed on our website. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. Among its provisions, the policy prohibits those covered by the policy from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Communications with our Board of Directors
Stockholders wishing to communicate with our Board should send correspondence to the attention of our Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239, and should include with the correspondence evidence that the
Frontier Airlines. 2023 Proxy Statement     15

CORPORATE GOVERNANCE (continued)
sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held by such stockholder. Our Secretary or Assistant Secretary will review correspondence confirmed to be from stockholders in conjunction with the Chairman of the Board, who will decide whether or not to forward the correspondence or a summary of the correspondence to the full Board or a committee thereof. Our Secretary or Assistant Secretary and the Chairman of the Board will review all stockholder correspondence, but the decision to relay that correspondence to the full Board or a committee thereof will rest entirely within the discretion of the Chairman of the Board.
Our Executive Officers
The following table sets forth the names, ages, and positions of our current executive officers as of April 12, 2023.

Name	Age	Position(s)
Barry L. Biffle(1)	51	President and Chief Executive Officer
James G. Dempsey	48	Executive Vice President and Chief Financial Officer
Howard M. Diamond	56	Senior Vice President, General Counsel and Secretary
Craig R. Maccubbin(2)	56	Senior Vice President and Chief Information Officer
Trevor J. Stedke	52	Senior Vice President, Operations
Jake F. Filene(2)	52	Senior Vice President, Customers
Daniel M. Shurz	47	Senior Vice President, Commercial
(1)Mr. Biffle is a member of our Board. See “Proposal No. 1: Election of Directors—Director Biographies” for more information about Mr. Biffle.
(2)On April 7, 2023, Messrs. Filene and Maccubbin provided notice of their intent to retire from the Company, effective as of June 9, 2023 and July 28, 2023, respectively.
James G. Dempsey has served as our Executive Vice President and Chief Financial Officer since December 2019 and as our Chief Financial Officer since May 2014. From July 2006 to April 2014, Mr. Dempsey served as treasurer at Ryanair Holdings PLC. From 2003 to 2006, Mr. Dempsey served as head of investor relations at Ryanair. Prior to this, Mr. Dempsey served in various management roles with PricewaterhouseCoopers from 2000 to 2003. Mr. Dempsey holds a Bachelor of Commerce Degree from the University College Dublin and is a fellow of the Institute of Chartered Accountants in Ireland.
Howard M. Diamond has served as our Senior Vice President, General Counsel and Corporate Secretary since July 2014. Mr. Diamond served as vice president, general counsel and corporate secretary of Thales USA, Inc., a diversified aerospace, defense and transportation company, from January 2008 to July 2014. Prior to that, Mr. Diamond served as chief counsel at BAE Systems Land and Armaments, f/k/a United Defense, LP from 2003 to 2008. Mr. Diamond began his legal career as an officer in the U.S. Army JAG Corps from 1994 to 1997, after which he served as a litigation associate from 1997 to 2001 at the law firm of Sherman & Howard. Mr. Diamond holds a B.A. from Wesleyan University and a J.D. from the University of Virginia School of Law.
Craig R. Maccubbin has served as our Senior Vice President and Chief Information Officer since March 2021. Mr. Maccubbin served as executive vice president and chief information officer at WestJet Airlines Ltd. from April 2017 to June 2020. From May 2013 to April 2017, he served as chief technology officer at Southwest Airlines. Prior to that, Mr. Maccubbin served as chief information officer at Spirit Airlines, Inc. from June 2009 to May 2013. Mr. Maccubbin attended Virginia Polytechnic Institute and State University.
Daniel M. Shurz has served as our Senior Vice President, Commercial since January 2012. Mr. Shurz also served as our Vice President, Strategy and Planning from June 2009 to January 2012. Prior to that, Mr. Shurz served as vice president, network planning from August 2006 to April 2009 and director, business development from May 2005 to August 2006 at Air Canada. Mr. Shurz also served in various roles at United Airlines from 1996 to 2001. Mr. Shurz holds a B.A. from Cambridge University and an M.B.A. from the University of Chicago Booth School of Business.
Jake F. Filene has served as our Senior Vice President, Customers since March 2019. Prior to serving in this role, Mr. Filene served as our Deputy Chief Operating Officer since joining us in July 2017. Mr. Filene served as vice president, airport services and corporate real estate at Spirit Airlines, Inc. from January 2016 to June 2017, also holding that position from January 2012 to June 2013. He previously served as Spirit’s vice president, airport and inflight services from July 2013 to December 2015. Mr. Filene holds a B.A. from Vassar College and an M.B.A. from the University of North Carolina at Chapel Hill.
Trevor J. Stedke has served as our Senior Vice President, Operations since April 2019. Prior to this, he served as vice president, aircraft technical operations for Southwest Airlines from June 2012 until September 2018. Mr. Stedke has served as an Engineering Advisory Board member for EmbryRiddle Aeronautical University since June 2014. Mr. Stedke holds a
16    Frontier Airlines. 2023 Proxy Statement

CORPORATE GOVERNANCE (continued)
B.S. in Aviation Engineering/Atmospheric Science from the Ohio State University and an M.S. in Engineering Management from the Christian Brothers University.
Frontier Airlines. 2023 Proxy Statement     17

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
Our Commitment
Frontier Airlines’ Environmental, Social, and Governance (“ESG”) pillars are a key part of our business. First, by focusing on sustainable business practices and financial investments that reduce our environmental footprint, Frontier Airlines has become America’s Greenest Airline when measured by available seat miles (“ASMs”) per fuel gallon consumed. We believe we are leading the way in environmental stewardship in the airline industry and serving the needs of a growing community of eco-conscious air travelers. Second, we believe that air travel should be accessible to all and we place people—both our customers and team members—first. Not only do we believe we have a highly engaged and satisfied workforce, we also partner with mentoring and professional development organizations for underserved groups to foster opportunities for those pursuing aviation careers and improve diversity. Third, we take pride in supporting our communities through various philanthropic and volunteer initiatives. Finally, the well-being of our customers and team members is at the forefront of everything we do, and we believe Frontier Airlines is an industry leader in safe practices.
Recognizing its fundamental importance, the Board and its committees provide ESG guidance and oversight to management. The Nominating and Corporate Governance Committee is responsible for the review of our ESG strategy and practices, and periodically reports on these matters to the Board. The Audit Committee is responsible for the oversight of any related risks having a possible effect on the integrity of financial reporting which are also reported to the Board, as necessary. The Compensation Committee is responsible for human capital management oversight and shares responsibility with the Nominating and Corporate Governance Committee for oversight of diversity, equity, and inclusion initiatives. The Safety and Security Committee is responsible for oversight of programs related to safety performance and physical security of Frontier. Moreover, any pertinent feedback that management receives from stockholders as part of our regularly scheduled stockholder engagement practices is reported to the Board for its consideration.
Environmental Stewardship
Initiatives to reduce aircraft weight, save fuel and benefit the environment
Our fleet is made up exclusively of Airbus A320 family aircraft. In January 2023, we were recognized by ch-aviation as having the third youngest fleet in North America, and as of December 31, 2022, the average aircraft age of our fleet was approximately four years. Almost 75% of our planes are A320neo family aircraft, which are expected to continue delivering a 20% fuel burn and CO2 emissions advantage compared to the prior generation of A320ceo family aircraft, as well as a 50% reduction in noise versus the previous generation of engines. Our fleet continues to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating over 100 ASMs per gallon during the year ended December 31, 2022. As of December 31, 2022, we had more than 230 additional Airbus A320neo family aircraft on order including direct leases, furthering the growth and modernization of our fleet, along with our focus on operating in an environmentally responsible manner as we grow.
We have undertaken multiple initiatives in recent years to reduce the weight of our aircraft, minimize the use of paper in-flight, and increase the use of environmentally friendly products. Flying lighter aircraft saves fuel and reduces CO2 emissions, which not only helps minimize our environmental footprint, but also helps reduce costs, ultimately benefiting consumers in the form of lower fares. A key driver of reduced weight on our aircraft stems from our policies around baggage and in-flight catering. By charging for carry-on and checked bags, consumers are incentivized to pack less. By charging for all food items and beverages, including soft drinks, passengers are encouraged to be more discerning in their consumption, which results in fewer catering supplies and also reduces aircraft weight. In late 2020, we announced an agreement with premium seat manufacturer Recaro to supply the seats for the remaining aircraft on order with Airbus as part of our first two orderbooks and scheduled for delivery through 2028. We have not yet selected a seat manufacturer for the 91 supplemental aircraft resulting from the amendment to our purchase agreement with Airbus which was entered into in November 2021. The Recaro seats weigh 30% less than the previous Acro seats and, on an average A321 aircraft, we estimate this will result in fuel savings of nearly 32,000 gallons per year.
In addition, our headquarters is located in a LEED Certified building, which was designed to achieve energy savings, water efficiency, and lower CO2 emissions.
Other ‘green’ measures we’ve implemented onboard our aircraft:
•operation of a point-to-point, rather than a hub-and-spoke network, which contributes to fuel efficiency;
•removal of in-flight entertainment devices since the vast majority of Americans travel with a personal mobile device containing their preferred entertainment choices, thereby further reducing aircraft weight;
•launch of a mobile app that gives customers access to everything they need electronically, minimizing paper itineraries, receipts, and boarding passes;
•introduction of biodegradable cups and elimination of plastic stirrers to help the environment;
18    Frontier Airlines. 2023 Proxy Statement

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
•creation of paperless cockpits by giving our pilots mobile work pads that contain all the necessary data and information to do their jobs;
•elimination of onboard magazines, resulting in a significant weight reduction per flight while saving thousands of pounds of paper on an annual basis;
•single engine taxi for takeoff and landing when appropriate, among other operating efficiencies, which reduces fuel consumption; and
•more efficient aircraft brakes which contribute to fuel savings.
Highlighting endangered species
Throughout Frontier’s history, our airplane tails have featured animals, from Flo the Flamingo and Powder the Polar Bear to Peachy the Fox and Otto the Owl, among hundreds of others. These animals provide our planes with a distinctive and fun appearance that delights children and adults alike. Flight crews on each aircraft hand out trading cards to children onboard that tell the unique story of the animal on the plane’s tail. In 2019, we introduced a new initiative to highlight endangered species on our tails, starting with Wellington, the Black-Footed Ferret. New tails now feature North American endangered species, serving to highlight the importance of these unique animals whose populations are at risk of extinction. While working to reduce our carbon footprint for a cleaner earth, we are also committed to educating the public and bringing awareness to the incredible animals that call the oceans, forests, and plains home.
Diversity, Equity, and Inclusion
Our people are our most important asset
We seek to provide equal employment opportunities for all persons and prohibit discrimination in all aspects of our operation. We believe that fostering an inclusive and diverse culture will add value and lead to a more highly engaged workforce, allowing us to deliver better business results.
We have established Business Resource Groups (“BRGs”) — employee-led, voluntary organizations of people with similar interests, experiences, or demographic characteristics, including the Women’s Leadership Network, the Veterans’ Resource Group, the Green Steering Committee, Frontier PRIDE Group, and the Society of Black Professional Business Resource Group. We also partner with organizations such as the Latino Pilots Association, National Gay Pilots Association, Asian Pilots Association, Organization of Black Aviation Professionals, Association of Women in Aviation Maintenance, Women in Aviation, and Rotary to Airline Group to help foster opportunities and careers in aviation. We honor and celebrate our differences throughout the year by recognizing meaningful achievements and shared stories through our company newsletters during Black History Month, Women’s History Month, and Pride Month.
We are focused on creating an equitable workforce, seeking to consider diverse slates of candidates for all positions. The table below illustrates our employee diversity based on self-identification across all U.S. employees as of December 31, 2022:

Male	Female	Minority
53%	47%	37%
Community Engagement
Social responsibility
The Frontier business model is based on the principle that flying should be affordable for everyone. Not only does our pricing structure support that mission, but Frontier’s family focus, including our unique Kids Fly Free program (with Discount Den membership), makes air travel accessible for families.
When it comes to charitable initiatives, giving back is in our DNA. We support a huge array of charitable organizations through volunteerism, in-kind donations, and fundraising, with causes ranging from food banks, children, battered women, homelessness, the environment, animals, and terminal illness. For employees experiencing hardship, our HOPE League is available to support and is funded through employee donations.
Frontier Airlines. 2023 Proxy Statement     19

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
Health, Safety, and Well-being
Compensation and Benefits
We design our compensation and benefits with the goal of supporting the financial, mental, and physical well-being of our employees and their families. We evaluate our benefit programs each year in terms of value of benefit offerings and out-of-pocket costs so that they are competitive with the benefit offerings of other companies with whom we compete for talent. We continuously evaluate our benefit offerings through these market studies as well as annual employee surveys. In 2021, we implemented the Rally wellness program to incentivize employees to invest in their health, earn points and participate in various health and wellness competitions. In late 2022, we announced a new online weight management program (United Healthcare’s Real Appeal) which launched in January 2023, and aims to help members achieve real, lifelong results and live a healthier life.
Safety and Security
We prioritize the safety and security of our passengers and employees. Some of the safety and security measures we have taken include: aircraft security and surveillance, positive bag matching procedures, enhanced passenger and baggage screening and search procedures, and securing of cockpit doors. We strive to comply with or exceed health and safety regulation standards. In pursuing these goals, we maintain an active aviation safety program and all of our personnel are expected to participate in the program and take an active role in the identification, reduction and elimination of hazards.
Our ongoing focus on safety relies on training our employees on relevant standards and providing them with the tools and equipment they require so they can perform their job functions in a safe and efficient manner. Safety in the workplace targets several areas of our operation including: flight operations, maintenance, in-flight, dispatch, and station operations.
20    Frontier Airlines. 2023 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.
EY has served as our independent registered accounting firm since 2013. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend our Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Frontier Airlines.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment by the Audit Committee of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Principal Accountant Fees and Services
The following summarizes the fees of EY, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Year Ended December 31,
	2022	2021
	(In thousands)
Audit Fees(1)	$1,955	$1,102
Audit-Related Fees(2)	40	62
Tax Fees(3)	293	93
All Other Fees(4)	7	7
Total Fees	$2,295	$1,264
(1)Consists of fees incurred for professional services rendered for the audit of our consolidated financial statements (including the fiscal year 2022 audit of the effectiveness of our internal control over financial reporting), reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our initial public offering and other regulatory filings.
(2)Consists of fees incurred in connection with certain agreed-upon regulatory procedures for fiscal years 2022 and 2021, and a readiness assessment relating to the Sarbanes-Oxley Act of 2002, as amended, for fiscal year 2021.
(3)Consists of fees for professional services for tax compliance, tax advice, and tax planning.
(4)Consists of fees for permitted products and services other than those that meet the criteria above. Such fees are related to an online subscription for an audit technology and a research tool for fiscal years 2022 and 2021.
Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee shall pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under the rules and regulations of the SEC.
The Audit Committee approved all audit and non-audit services provided by EY for fiscal years 2022 and 2021, including the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee periodically considers whether the non-audit services rendered by EY are compatible with maintaining EY’s independence.
Frontier Airlines. 2023 Proxy Statement     21

REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2022 Annual Report.
Audit Committee
Bernard L. Han (Chair)
Robert J. Genise
Michael R. MacDonald

22    Frontier Airlines. 2023 Proxy Statement

PROPOSAL NO. 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our stockholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “Say-on-Pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement for additional detail regarding the compensation of our named executive officers.
As an advisory approval, this proposal is not binding upon us, our Board, or our Compensation Committee, which is responsible for the design and administration of our executive compensation program. However, the Board and the Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and continually consider stockholder feedback and the results of Say-on-Pay Votes when making future compensation decisions. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Frontier Group Holdings, Inc. approve, on an advisory (non-binding) basis, the 2022 compensation of Frontier Group Holdings, Inc.’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion set forth in Frontier Group Holdings, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”
Unless the Board or the Compensation Committee modifies the determination on the frequency of future “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will be held at our 2024 annual meeting of stockholders.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion set forth in this proxy statement.
Frontier Airlines. 2023 Proxy Statement     23

DIRECTOR COMPENSATION
Compensation Arrangements for our Non-Employee Directors
All non-employee directors are compensated as follows:
•annual fee of $90,000 payable in cash (increased from $80,000 to $90,000 effective May 2022, and increasing to $100,000 effective May 2023);
•annual restricted stock units (“RSUs”) that have a grant date fair value of $130,000 (increased from $120,000 to $130,000 effective May 2022, and increasing to $140,000 effective May 2023) to vest on the earlier of the first anniversary of the date of grant or immediately prior to the next annual meeting of stockholders (subject to continued service);
•additional annual fee to the Chairperson of the Audit Committee of $25,000 payable in cash;
•additional annual fee to the Chairpersons for our Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Safety and Security Committee of $20,000 in cash each; and
•travel benefits as discussed below.
Each person who is initially elected to the Board as a non-employee director is granted, on the date of such initial election, a pro-rated grant of RSUs based on the number of days remaining until the first anniversary of the annual meeting of our stockholders that immediately preceded such non-employee director’s initial election.
As is common in the airline industry, we previously provided flight benefits to the members of the board of directors of Frontier Airlines, Inc. and will continue to do so for members of our Board under the Universal Air Travel Plan, Inc. (“UATP”) card, whereby each individual non-employee director receives a yearly dollar value that they may use for personal travel on Frontier’s flights for themselves and certain qualifying friends and family. Each one-way flight they take is valued at $75, which is the average approximate cost to Frontier of a one-way flight. For fiscal year 2022, each non-employee director received a travel bank under the UATP equal to $5,500 (except for Mr. W. Franke, who received a travel bank under the UATP equal to $13,750 as the chairman of Frontier’s board of directors). In addition, we reimburse non-employee directors for their reasonable expenses incurred in attending meetings.
2022 Non-Employee Director Compensation
The table below provides information regarding compensation we paid to our non-employee directors in 2022. Barry L. Biffle, our President and Chief Executive Officer, is not included in the table because he is an employee and receives no compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
Josh T. Connor	86,014	130,000	216,014
Brian H. Franke	126,014	130,000	256,014
William A. Franke	106,014	130,000	236,014
Andrew S. Broderick	86,014	130,000	216,014
Robert J. Genise	106,014	130,000	236,014
Bernard L. Han	111,014	130,000	241,014
Ofelia Kumpf	86,014	130,000	216,014
Patricia Salas Pineda	86,014	130,000	216,014
Michael R. MacDonald	86,014	130,000	216,014
Alejandro D. Wolff	86,014	130,000	216,014
(1)Amounts shown represent the grant date fair value of RSUs granted during fiscal year 2022 as calculated in accordance with ASC Topic 718. See Note 11 to the financial statements included in our 2022 Annual Report for the assumptions used in calculating this amount. On May 25, 2022, each non-employee director received an annual grant of 14,574 RSUs that, in each case, will vest in full on May 25, 2023, subject to continued service. No other equity awards were made to our non-employee directors during 2022. As of December 31, 2022, each non-employee director held 14,574 RSUs and no other equity awards.
(2)Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate amount of such compensation was less than $10,000.
Director Stock Ownership Guidelines
Pursuant to our director stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the later of April 1, 2026 or, for newly elected directors, the date five years from the date of his or her election to the Board, own shares of our common stock having an aggregate value at least equal to $260,000
24    Frontier Airlines. 2023 Proxy Statement

DIRECTOR COMPENSATION (continued)
(increased to $350,000 effective May 25, 2023). For purposes of this calculation, shares of our common stock held directly or indirectly by the non-employee director are included (including shares held by the employer of such director in the case of the directors affiliated with Indigo Partners), including RSUs (vested or unvested) and deferred stock units, if any, while any outstanding and unvested or vested but unexercised stock option awards are excluded. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.
Frontier Airlines. 2023 Proxy Statement     25

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers (“NEOs”) should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Our employees, including our NEOs, are employed with Frontier Airlines, Inc. and all employee compensation matters prior to our initial public offering were decided by its board of directors and its compensation committee, except for grants of equity awards, which have been made by our Board. Following the closing of the initial public offering, all compensation matters in respect to our NEOs have been determined by our Compensation Committee. All references to “we,” “us” or “our” in this Executive Compensation section will refer to Frontier Airlines, Inc. and its board of directors and compensation committee for actions taken in respect of cash compensation prior to the completion of our initial public offering and to our Board and our Compensation Committee for actions taken in respect of equity awards at any time and in respect of cash compensation on and after the completion of our initial public offering.
Our Compensation Committee, which is appointed by our Board, is responsible for establishing, implementing, and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for 2022 were as follows:
•Barry L. Biffle, President and Chief Executive Officer;
•James G. Dempsey, Executive Vice President and Chief Financial Officer;
•Craig R. Maccubbin, Senior Vice President, Chief Information Officer;
•Trevor J. Stedke, Senior Vice President, Operations; and
•Jake F. Filene, Senior Vice President, Customers.
On April 7, 2023, Messrs. Filene and Maccubbin provided notice of their intent to retire from the Company, effective as of June 9, 2023 and July 28, 2023, respectively.
Compensation Philosophy and Objectives
We strive to find the best talent, resources, and infrastructure to better serve our customers. Our goal is to attract and retain the most highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, our culture, and values, and who will promote the long-term interests and growth of our company. Our philosophy is that executive officer compensation should be structured to be straightforward and evolve alongside us, provide incentive compensation to motivate and reward executive officers to attain established Company and individual goals, supply competitive base salaries and benefits to attract and retain superior employees, and utilize equity-based compensation that is consistent with increasing stockholder value and encourages an ownership mentality by our executives.
In determining the form and amount of compensation payable to the NEOs, we are guided by the following objectives and principles:
•Compensation programs should be straightforward, clear, and evolve with our business. As part of our development as a business, we aim to ensure our compensation programs are straightforward and clear in order to provide transparency to our stakeholders. Our executive compensation program should give strong, clear incentives to our executives and adapt and evolve to reflect our growth and development to ensure we remain competitive in the marketplace.
•Compensation should relate directly to performance, and variable compensation should constitute a significant portion of total compensation. We believe that our compensation programs foster an environment of innovation that rewards outstanding performance. Accordingly, a significant portion of total compensation should be based on variable compensation that is tied to and varies with our financial, operational, and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact our company’s goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.
•Compensation levels should be designed to attract, motivate, and retain exceptional executives in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, motivates, and retains high-performing talent and rewards them for our achieving and maintaining a competitive position in our industry. Total compensation should increase with position and responsibility.
26    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION (continued)
•Long-term equity-based compensation should align executives’ interests with our stockholders’ interests. Long-term incentive awards, including equity-based compensation, incentivize executives to manage the Company from a perspective that is beneficial to our stockholders, promoting our long-term growth. Equity-based compensation should be utilized to foster an ownership mentality among our executives and to align the interests of our executives with our stockholders.
Determination of Compensation
Our Compensation Committee meets periodically to review and consider recommendations from Mr. Biffle with respect to each NEO’s base salary, annual bonus compensation, and long-term equity awards, other than with respect to himself. At the same time, our Compensation Committee reviews and determines adjustments, if necessary, to Mr. Biffle’s compensation, including his base salary, annual bonus compensation, and long-term equity awards. Our Compensation Committee annually evaluates our company-wide performance against the approved performance targets for the prior fiscal year. Our Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year. For fiscal year 2022, our Compensation Committee determined each individual component of compensation for our NEOs. Mr. Biffle evaluates each other NEO’s individual performance and contributions to us at the end of each fiscal year and reports his recommendations regarding each element of the other NEOs’ compensation to our Compensation Committee. Mr. Biffle does not participate in any formal discussion with our Compensation Committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is discussed. Our Compensation Committee will oversee the annual compensation review process for all NEOs. Our Compensation Committee has delegated authority to grant equity awards under the 2021 Plan, including equity awards for our NEOs, to an Equity Incentive Subcommittee of the Compensation Committee consisting of Mr. Wolff and Mses. Kumpf and Pineda.

Our Compensation Committee has also engaged Willis Towers Watson, a compensation consultant, to advise us on compensation philosophy, the selection of a group of peer companies to use for compensation benchmarking purposes, and cash and equity compensation levels for our directors, executives, and other employees based on current market practices. Willis Towers Watson reports directly to our Compensation Committee and does not provide any non-compensation related services to us. Our Compensation Committee has evaluated Willis Towers Watson’s independence pursuant to the Nasdaq Rules and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Willis Towers Watson. In addition, our Compensation Committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.
We generally rely on a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives to attain certain Company-wide and individual goals. Subjective factors considered in compensation determinations include an executive’s experience and capabilities, contributions to the executive’s business unit or department, contributions to our overall company performance, and whether the total compensation structure is sufficient to ensure the retention of the executive after taking into account the compensation potential that may be available elsewhere.
During fiscal year 2022, our Compensation Committee reviewed the primary aspects of our compensation programs for our NEOs, including base salaries, performance-based bonuses, and equity grants. As part of this process, our Compensation Committee consulted compensation surveys and gained a general understanding of current compensation practices through its compensation consultant, Willis Towers Watson.
The surveys provided by Willis Towers Watson reported statistics on the total compensation, position, and responsibilities of executives employed by similarly situated companies in our industry and other companies based on revenue. Willis Towers Watson led our Compensation Committee through a detailed review of recent executive compensation trends, including as to the form and amount of cash compensation and equity grants. For fiscal year 2021, Willis Towers Watson recommended, and our Compensation Committee approved, the following peer group (the “Compensation Peer Group”), consisting of competitor airlines, for compensation market comparison purposes, which was also used for fiscal year 2022 compensation decisions:
•Alaska Air Group, Inc.
•Hawaiian Holdings Inc.
•JetBlue Airways Corporation
•Spirit Airlines, Inc.
•Sun Country, Inc.
•WestJet Airlines, Ltd.
The selection of companies for the Compensation Peer Group focused on small to medium-sized passenger carriers as an appropriate population for assessing the amounts and percentile rankings of compensation elements for NEOs, including base salaries, short-term incentives (bonuses), and long-term equity-based incentives. Our Compensation Committee determined that our competition for executive talent came significantly from these carriers. Willis Towers Watson primarily
Frontier Airlines. 2023 Proxy Statement     27

EXECUTIVE COMPENSATION (continued)
used the Compensation Peer Group to assess the competitiveness of our Chief Executive Officer’s compensation, as this position would normally be recruited from other passenger airlines.
Consistent with its prior year methodology, in early 2022, in assessing the compensation of our NEOs, Willis Towers Watson used a blended approach consisting of both peer airline proxy and survey data and broader survey data, adjusted for revenue size when possible, as these positions could also be recruited from companies in other industries. Willis Towers Watson weighted the general industry companies at 25% and the airline peer companies at 75% when evaluating our executive compensation and recommending adjustments. For its 2022 analysis, the survey data was pulled from the following four executive pay surveys and projected to spring 2022:
•Seabury's 2019 Airline Industry Compensation Survey;
•Mercer’s U.S. SIRS 2019 Executive Compensation Survey; Airline and Transportation;
•Willis Towers Watson's 2021 General Industry Executive Compensation Survey; and
•Mercer’s Benchmark Database 2021 Executive Compensation Survey.
When possible, the data from the two general industry executive surveys were cut in scope to focus on companies with revenues approximating our revenue of approximately $3.0 billion. Our Compensation Committee was not aware of the non-airline individual companies participating in the surveys and reviewed such data in a summarized fashion.
Our Compensation Committee has historically approved an overall guideline of total direct compensation for our senior management generally around the market median. Our executive compensation philosophy contemplates that our Compensation Committee would annually select a mix of base salary, annual target incentive compensation, and long-term target incentive compensation intended to deliver total target direct compensation for our executive officers, in the aggregate, at approximately the market 50th percentile. However, our Compensation Committee reserved discretion to deviate from the above guidelines as necessary to account for changing industry characteristics, our particular business model, individual performance, and other factors. Willis Towers Watson’s February 2022 analysis indicated that, in the aggregate, our NEOs’ 2021 total target cash compensation (base salary plus target bonus opportunity and long-term incentives) was generally aligned with the desired pay positioning, approximating the 50th percentile of the market.
During 2020 and 2021, we entered into a loan agreement and three payroll support agreements with the federal government pursuant to which we have received assistance under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), the Consolidated Appropriations Act, 2021, and the American Rescue Plan Act, which were enacted to provide emergency assistance to individuals, families, and businesses affected by the COVID-19 pandemic. In accordance with such legislation, the agreements impose certain caps on executive compensation as a condition to the assistance (the “CARES Act Restrictions”). Pursuant to the CARES Act Restrictions, each of our NEO’s total compensation during any 12-month period from March 24, 2020 until April 1, 2023 was capped at an amount equal to the lesser of (i) the NEO's total compensation for 2019 or (ii) the sum of (a) $3 million and (b) 50% of the total compensation in excess of $3 million received by the NEO in calendar year 2019, in each case, based on the total compensation for 2019. The caps required us to reduce compensation otherwise payable to certain of our NEOs for 2022.
Components of Compensation for Fiscal Year 2022
Our performance-driven compensation program for our NEOs consists of the following main components:
•base salary;
•performance-based cash incentives;
•discretionary bonuses;
•equity-based incentives;
•benefits;
•perquisites; and
•termination-based compensation.
We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy and we believe that, collectively, they are effective in achieving our overall objectives.
Base Salary
We provide our NEOs with a base salary to compensate them for their service to our company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role, and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service, and our
28    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION (continued)
Compensation Committee’s general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and our industry and market data provided by Willis Towers Watson.
Our NEOs’ 2022 and 2021 base salaries are set forth in the table below.

Name	Annual Base Salary for 2022	Annual Base Salary for 2021
Barry L. Biffle	$653,125	$625,000
James G. Dempsey	$550,000	$525,000
Craig R. Maccubbin	$372,600	$360,000
Trevor J. Stedke	$372,600	$360,000
Jake F. Filene	$372,600	$360,000
Performance-Based Cash Incentives
As a cornerstone of our compensation policy, we aim to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. We provide cash bonuses to reward and incentivize superior individual and business performance, resulting in a performance-based organizational culture. Our performance-based cash incentive plans are designed to reward our executives for innovation and motivate them to achieve both corporate targets and individual goals, thereby tying the executives’ goals and interests to those of us and our stockholders.
Each of our NEOs was eligible for performance-based cash incentives under our fiscal year 2022 Management Bonus Plan (the “Management Bonus Plan”). The Management Bonus Plan is reviewed and approved annually by our Compensation Committee. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including our costs and revenues among other corporate targets and, when relevant, individual targets. The formula used to calculate a participating executive’s performance-based bonus amount is the sum of the amount calculated for each performance goal, which is found by multiplying the overall target bonus opportunity times the weighting for such performance goal times the achievement level for such performance goal.
Our Compensation Committee expresses each executive’s target bonus opportunity as a percentage of base salary earned for the year. Our Compensation Committee did not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our NEOs. Our Compensation Committee set these rates based on each NEO’s experience in his role with us and the level of responsibility held by each NEO, which our Compensation Committee believes directly correlates to his ability to influence corporate results. For fiscal year 2022, based on market data provided by Willis Towers Watson, our Compensation Committee kept as a guideline the same target bonus opportunities as a percentage of base salary as in 2021 of 125% for Mr. Biffle, 90% for Mr. Dempsey, 55% for Mr. Maccubbin, and 65% for Messrs. Filene and Stedke.
When determining the bonus amounts for our NEOs under the Management Bonus Plan, our Compensation Committee sets certain performance goals, using a mixture of corporate and individual performance. The individual performance under our Management Bonus Plan is not based on any specific performance targets, but rather is determined by our Compensation Committee in its sole discretion after evaluating overall individual performance in a fiscal year and after receiving recommendations from Mr. Biffle, other than for himself. Our Compensation Committee’s determinations of the individual performance of our NEOs are not expected to result in payments of the annual bonus based on average or below average performance by the NEOs. Corporate goals and performance targets and individual performance are reviewed and approved by our Compensation Committee prior to any allocation of the bonus. For fiscal year 2022, our Compensation Committee determined the overall funding of the Management Bonus Plan was based on the achievement of corporate goals, with individual bonuses weighted 75% based on corporate performance and 25% based on individual performance.
In early fiscal year 2022, our Compensation Committee established corporate performance targets for each NEO. Our Compensation Committee does not establish any specific individual performance targets; instead our Compensation Committee reviews at the end of each fiscal year each NEO’s individual performance overall and determines any satisfaction of individual performance based on their review of each NEO’s overall contributions to us during the fiscal year.
Frontier Airlines. 2023 Proxy Statement     29

EXECUTIVE COMPENSATION (continued)
The corporate performance targets established by our Compensation Committee in early 2022 were as follows:

Performance Metric	Weighting	Additional Notes
2022 Year-end Net Cash(1)	23.33%	2022 year-end net cash. Sliding scale payout between 50% and 200% of target consistent with prior years.
Full-Year Total Adjusted CASM(1)(2) (Industry Rank)	23.33%	The industry includes the following carriers: American Airlines, Delta, United, Southwest, Alaska, JetBlue, Hawaiian, Spirit, Allegiant Air, and Frontier.
Full-Year Adjusted Net Margin(1)(3) (Industry Rank)	23.33%
Operational Objectives	30%
The following four operational objectives:

(1) Department of Transportation (“DOT”) Overall Completion Percentage (Industry Rank)
(2) Technical Dispatch Reliability Percentage
(3) DOT mishandled bag rate (Industry Rank)
(4) Crew Dependability Percentage

(1)For purposes of calculating Year-end Net Cash, Total Adjusted CASM, and Adjusted Net Margin rankings used in determining short-term incentive payments to management, upon receipt of the audited fiscal year 2022 financials, the Compensation Committee will ask the Audit Committee to review and consider what adjustments, if any, it recommends to our GAAP reported actual performance. The Audit Committee could consider and include those adjustments that would be made in the normal course in the reporting of our underlying financial performance.
(2)Total Adjusted CASM is a non-GAAP measure and represents all operating and non-operating expenses, excluding special items, divided by ASMs. In our 2022 Annual Report, we refer to Total Adjusted CASM as Adjusted CASM including net interest. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” (pages 67-68) in our 2022 Annual Report, which accompanies this proxy statement, for a reconciliation of Adjusted CASM including net interest to the corresponding GAAP measure and discussion on adjusting items. We believe Total Adjusted CASM is a useful metric to properly compare our cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, we believe this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Total Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(3)Adjusted Net Margin is a non-GAAP measure and represents adjusted net income (loss), a non-GAAP measure, divided by revenues, a GAAP measure. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” in our 2022 Annual Report, which accompanies this proxy statement, for a reconciliation of adjusted net income (loss) to the corresponding GAAP measure (pages 70-71) and the related discussion of adjusting items (pages 67-68). We believe this is a useful metric to compare the profitability of our business against industry peers of different sizes. Adjusted Net Margin is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
For each of these performance goals under the Management Bonus Plan, our Compensation Committee sets a threshold, target, stretch, and maximum achievement level. A component of performance must be achieved at no less than 50% before it is taken into account in calculating an executive’s bonus amount and achievement cannot exceed 200% of the target for any component. The threshold goals correspond to an achievement level of 50%, the target goals correspond to an achievement level of 100%, the stretch goals correspond to an achievement level of 150%, and the maximum goals are satisfied with an achievement level of 200%. The threshold, target, stretch, and maximum achievement levels for fiscal year 2022 are included in the table below. In early 2023, our Compensation Committee reviewed our fiscal year 2022 company-wide performance with respect to determining bonuses to executive officers, as well as individual performance achievements. Our Compensation Committee determined the corporate performance goal achievement set forth in the tables below and achievement of the individual performance goals at 120% for Mr. Biffle, 125% for Mr. Dempsey, 100% for Messrs. Maccubbin and Filene, and 80% for Mr. Stedke based on our Compensation Committee’s determination, in its discretion.

2022 Goals					2022 Actual Results	Percent Achieved (Achievement Level x Weighting)
Performance Metric	Threshold	Target	Stretch	Maximum
2022 Year-end Net Cash	$250M	$322M	$352M	$382M	$332M	27%
Full-Year Total Adjusted CASM (Industry Rank)	<9.15(1)	3	2	1	1	47%
Full-Year Adjusted Net Margin (Industry Rank)	6	5 or 4	3	1	7	—
Operational Objectives	1 of 4	2 of 4	3 of 4	4 of 4	3 of 4	45%
(1)Calculated as less than 3% greater than budgeted Total Adjusted CASM with fuel fixed at $2.64/gallon.
30    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION (continued)
The table below sets forth the achievement levels for each of the four Operational Objectives, which combined with the achievement levels for the financial metrics, resulted in an aggregate 119% attainment level for the 2022 corporate goals.

Operational Objective	2022 Measure	2022 Actual Results	Target Objective Achieved?
DOT Overall Completion Percentage (Industry Rank)	4 or better	T-4	Yes
Technical Dispatch Reliability Percentage	98.0 or better	97.5	No
DOT Mishandled Bag Rate (Industry Rank)	4 or better	3	Yes
Crew Dependability Percentage	13.0 or less	12.9	Yes
Following its review and determinations, our Compensation Committee awarded 2022 cash bonuses to each NEO as set forth in the table below.

Name	Bonus Target ($)	Corporate Performance Bonus (Equal to 75% x bonus target x 119%) ($)	Individual Performance Bonus (equal to 25% x bonus target x 119% x individual achievement level) ($)	Annual Performance Bonus Paid (corporate + individual) ($)
Barry L. Biffle	813,131	725,719	290,288	784,765(1)
James G. Dempsey	492,904	439,917	183,299	623,216
Craig R. Maccubbin	204,284	182,323	60,775	243,098
Trevor J. Stedke	241,427	215,474	57,460	227,003(1)
Jake F. Filene	241,427	215,474	71,825	229,791(1)
(1)Reflects reductions by $231,242, $45,931, and $57,508, for Messrs. Biffle, Stedke, and Filene, respectively, as a result of the CARES Act Restrictions.
For fiscal year 2023, our Compensation Committee has approved the fiscal year 2023 Management Bonus Plan for all executives. The 2023 Management Bonus Plan for our executives is similar to our current annual cash incentive plan.
Discretionary Bonuses
Merger Retention Bonus
On February 3, 2022, the Compensation Committee approved implementing a cash-based retention program in conjunction with the February 5, 2022 Agreement and Plan of Merger (the “Merger Agreement”) between us, Top Gun Acquisition Corp., a direct wholly-owned subsidiary of ours, and Spirit Airlines, Inc. The program provided for cash retention payments for all of our salaried non-union employees based on employee level. Upon termination of the Merger Agreement, our NEO's were only entitled to 50% of the retention payments, as presented in the table below, which were paid out to the extent allowed under individual CARES Act Restriction thresholds. The remaining balance was paid on April 4, 2023, the first date administratively practicable after April 1, 2023, the expiration date of the CARES Act Restrictions, subject to continued employment through such date. Upon termination of the Merger Agreement, the remaining 50% of the retention bonus was forfeited.

Name	Merger Retention Bonus ($)
Barry L. Biffle	1,102,148
James G. Dempsey	783,750
Craig R. Maccubbin	433,148
Trevor J. Stedke	461,093
Jake F. Filene	461,093
Special Bonus
On April 2, 2023, the Compensation Committee approved the payment of special cash bonus payments to certain salaried non-union employees whose total compensation had been subject to CARES Act Restrictions. Bonuses were paid on April 4, 2023, the first date administratively practicable after April 2, 2023, subject to continued employment through April 1,
Frontier Airlines. 2023 Proxy Statement     31

EXECUTIVE COMPENSATION (continued)
2023, and included special cash bonus payments of the following amounts to our NEOs: Mr. Biffle, $231,417; Mr. Stedke, $45,931; and Mr. Filene $57,508.
Equity-based Incentives
Our Compensation Committee fosters an environment of executive ownership that encourages and incentivizes long-term investment and engagement by our NEOs through the use of equity-based awards. Our aim is to promote long-term, sustainable growth, and align executive performance and behaviors to create a culture conducive to stockholder investment.
In order to attract and retain the best available management and other personnel with the training, experience, and ability to make substantial contributions to the success of our business and to motivate and provide additional incentives to our employees, non-employee directors, and consultants, we adopted the 2021 Plan, which became effective immediately prior to the consummation of our initial public offering. The 2021 Plan replaced our 2014 Equity Incentive Plan (the “2014 Plan”) and no further grants will be made under the 2014 Plan. The 2014 Plan terminated in connection with the adoption of the 2021 Plan, except with regard to grants then outstanding under the 2014 Plan.
When determining the size of the grants for NEOs, our Board takes into account the size of past equity grants, the NEO’s position (level) in our company, compensation, the NEO’s value for our company based on their experience, innovation, expertise, and leadership capabilities and the recommendation of our Compensation Committee. The philosophy behind the equity grants is to provide the NEO with a strong incentive to build long-term value in our company.
On February 3, 2022, our Board granted each of our NEOs an award of RSUs as follows: Mr. Biffle, 182,975; Mr. Dempsey, 63,644; and each of Messrs. Maccubbin, Stedke and Filene, 43,755. Each award of RSUs vests as to one-third of the total number of RSUs awarded on each of February 3, 2023, February 3, 2024, and February 3, 2025, subject to the respective NEO’s continued service to us.
On April 2, 2023, the Equity Incentive Subcommittee of the Compensation Committee granted awards of RSUs to certain of our NEOs who had previously received reduced RSU award grants due to the application of the CARES Act Restrictions. The Equity Incentive Subcommittee granted awards of RSUs as follows: Mr. Biffle, 29,690; Mr. Dempsey, 15,785; and Mr. Filene, 162. Each award of RSUs vests as to one-third of the total number of RSUs awarded on each of February 8, 2024, February 8, 2025, and February 8, 2026, subject to the respective NEO's continued service to us.
Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock and performance-based awards, and may also determine to seek additional input from compensation consultants. We expect that our equity awards we make to our executive officers will be driven by our sustained performance and growth, our executive officers’ ability to impact our results that influence stockholder value, their organization level and their potential to take on roles of increasing responsibility.
Benefits
We provide the following benefits to all our employees, including our NEOs:
•medical, dental and vision insurance;
•life, accidental death and dismemberment, and business travel and accident insurance;
•employee assistance program;
•health and dependent care flexible spending accounts;
•short and long-term disability; and
•401(k) plan, which includes an employer matching contribution of 50% of the applicable employee’s first 6% of plan contributions.
Our Compensation Committee, in its discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.
Perquisites
We determine perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the executive officer. Any perquisites we supply are reasonable and consistent with market trends. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package. As is common in the airline industry, we provide a UATP to our officers and members of our Board, whereby each individual receives a yearly dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way flight they take is valued at $75, which is the average approximate cost of a one-way flight for us. For fiscal year 2022, each NEO received a travel bank under the UATP equal to $11,000 for Mr. Biffle and $8,250 for Messrs. Dempsey, Maccubbin, Stedke, and Filene. In addition, in connection with his commencement of employment in March 2021, we agreed to reimburse Mr. Maccubbin’s reasonable expenses incurred in relocating to
32    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION (continued)
Denver, Colorado, including, but not limited to temporary housing, air fare, car rental, hotels, meals, and packing and shipping costs, up to a maximum of $150,000 for all such expenses incurred within 12 months of his employment commencement date. We do not provide any other significant perquisites or personal benefits to our NEOs.
Termination-Based Compensation
We believe that terminations of employment are causes of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to us by providing protections to our executives in the termination context. As such, each of our NEOs is eligible for severance benefits under his employment agreement.
Each of our NEOs is eligible for severance benefits, both in connection with and outside of a change in control, under his respective employment agreement with us. Our Compensation Committee and/or our Board approves of termination benefits to our NEOs based on its general knowledge of severance practices in our industry and as the result of arms’ length negotiations at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits varies from executive to executive based on the level of responsibility of the executive and accommodations made through arms’ length negotiations. Severance payments are typically comprised of a cash payment in lieu of salary or bonus, continuation of flight benefits under the UATP for a limited period of time, and coverage of health benefits for a limited period of time. Executives whose employment is terminated by us are required to sign a general release of all claims to receive any severance benefits.
In addition, on February 3, 2022, the Compensation Committee approved a policy providing that if the employment of any executive officer is terminated without “cause” or the executive resigns for “good reason” in connection with a qualifying change in control, then in exchange for a release of claims, the employee's outstanding equity awards will fully vest.
For more detailed descriptions of the benefits provided to our NEOs upon a termination of employment, please see “Executive Compensation Tables—Employment and Separation Agreements with NEOs” below.
Tax and Accounting Considerations
While our Board and our Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.
Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Compensation Committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Frontier Airlines. 2023 Proxy Statement     33

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during fiscal years 2022, 2021, and 2020.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Barry L. Biffle President and Chief Executive Officer
	2022	650,505	3,000	2,299,996	784,765(6)	9,150	3,747,416
	2021	625,000	—	2,179,744	784,766	8,700	3,598,210
	2020	461,021	—	3,112,620	721,456	5,700	4,300,797
James G. Dempsey Executive Vice President and Chief Financial Officer
	2022	547,671	783,750	800,005	623,216	8,210	2,762,852
	2021	525,000	—	749,550	474,627	7,875	1,757,052
	2020	523,085	—	1,000,020	441,197	4,275	1,968,577
Craig R. Maccubbin Senior Vice President, Chief Information Officer
	2022	371,426	433,148	550,000	243,098	69,733	1,667,405
	2021	287,014	—	1,099,984	154,700	53,957	1,595,655
Trevor J. Stedke Senior Vice President, Operations
	2022	371,426	428,100	550,000	227,003(6)	9,150	1,585,679
Jake F. Filene Senior Vice President, Customers
	2022	371,426	730	550,000	229,791(6)	9,150	1,161,097
	2021	360,000	—	549,670	229,320	8,700	1,147,690
	2020	359,162	—	714,840	215,062	7,380	1,296,444
(1)Reflects a weighted amount based on the portion of the year for which different base salaries applied.
(2)Amounts shown represent the cash retention payments paid to NEOs in connection with the Merger Agreement to the extent allowed under individual CARES Act Restriction thresholds. Please see the description of the cash retention payments in “Compensation Discussion and Analysis—Merger Retention Bonus” above.
(3)Amounts shown represent the grant date fair value of RSUs granted by us, as calculated in accordance with ASC Topic 718. See Note 11 of the financial statements included in our 2022 Annual Report for the assumptions used in calculating these amounts.
(4)Represents amounts paid for performance during each fiscal year under our Management Bonus Plan, which are paid to our NEOs early in the subsequent fiscal year. Please see the description of the 2022 Management Bonus Plan in “Compensation Discussion and Analysis—Performance-Based Cash Incentives” above.
(5)The amounts under the “All Other Compensation” column for fiscal year 2022 represent $8,210 for Mr. Dempsey and $9,150 for each of Messrs. Biffle, Stedke, and Filene, respectively, pursuant to our matching employer contributions under our 401(k) plan. Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate amount of such compensation was less than $10,000. Amounts for Mr. Maccubbin include $9,150 in matching employer contributions under our 401(k) plan, in addition to perquisites of $57,358 related to relocation expense reimbursement and $3,225 in flight benefits under our UATP based on each one-way flight being valued at $75, which is the average approximate cost to us of a one-way flight. Please see the descriptions of the UATP in “Compensation Discussion and Analysis—Perquisites” above.
(6)Reflects a reduction in non-equity incentive plan compensation of $231,242, $45,931, and $57,508 for Messrs. Biffle, Stedke, and Filene, respectively, as a result of the CARES Act Restrictions.
34    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
Grants of Plan-Based Awards in Fiscal Year 2022
The following table represents our grants of non-equity and equity incentive plan-based awards made to our NEOs for fiscal year 2022.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Award(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Barry L. Biffle	N/A	406,566	813,131	1,626,262
	February 3, 2022				182,975	2,299,996
James G. Dempsey	N/A	246,452	492,904	985,808
	February 3, 2022				63,644	800,005
Craig R. Maccubbin	N/A	102,142	204,284	408,568
	February 3, 2022				43,755	550,000
Trevor J. Stedke	N/A	120,714	241,427	482,854
	February 3, 2022				43,755	550,000
Jake F. Filene	N/A	120,714	241,427	482,854
	February 3, 2022				43,755	550,000
(1)Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under our 2022 Management Bonus Plan. The threshold column assumes the achievement of the corporate and individual goals at the threshold level. The threshold bonus amount can be calculated by multiplying the target bonus of each NEO times the threshold achievement percentage of 50%. The target column assumes the target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the base salary of each NEO for 2022 times the target bonus percentage established by our Compensation Committee times the target achievement percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual goals. The maximum bonus amount can be calculated by multiplying the target bonus of each NEO times the maximum achievement percentage of 200%. See “Summary Compensation Table” presented above for actual amounts paid to our NEOs in early 2023 for performance in fiscal year 2022 under our Management Bonus Plan.
(2)Constitutes RSUs that vest as to one-third of the total number of RSUs on each of February 3, 2023, February 3, 2024, and February 3, 2025, subject to the executive continuing to provide services to us through such date.
(3)Amounts shown represent the grant date fair value of RSUs granted by us, as calculated in accordance with ASC Topic 718. See Note 11 of the financial statements included in our 2022 Annual Report for the assumptions used in calculating these amounts.
Frontier Airlines. 2023 Proxy Statement     35

EXECUTIVE COMPENSATION TABLES (continued)
Outstanding Equity Awards at Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Vesting Commencement Date	Option Awards				Stock Awards
		Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Barry L. Biffle	4/27/2014	1,950,000	—	0.26	4/27/2024	—	—
	3/15/2016	1,516,200	—	3.92	3/15/2026	—	—
	2/19/2020 (2)	—	—	—	—	93,873	964,076
	2/23/2021 (2)	—	—	—	—	104,982	1,078,165
	2/03/2022 (2)	—	—	—	—	182,975	1,879,153
James G. Dempsey	5/12/2014	1,164,419	—	0.26	5/12/2024	—	—
	12/9/2019	266,000	—	10.55	12/9/2029	—	—
	2/19/2020 (2)	—	—	—	—	30,160	309,743
	2/23/2021 (2)	—	—	—	—	36,100	370,747
	2/03/2022 (2)	—	—	—	—	63,644	653,624
Craig R. Maccubbin	3/15/2021 (3)	—	—	—	—	39,951	410,297
	2/3/2022 (2)	—	—	—	—	43,755	449,364
Trevor J. Stedke	5/7/2019 (3)	—	—	—	—	18,231	187,232
	2/19/2020 (2)	—	—	—	—	21,559	221,411
	2/23/2021 (2)	—	—	—	—	26,474	271,888
	2/03/2022 (2)	—	—	—	—	43,755	449,364
Jake F. Filene	2/19/2020 (2)	—	—	—	—	21,559	221,411
	2/23/2021 (2)	—	—	—	—	26,474	271,888
	2/03/2022 (2)	—	—	—	—	43,755	449,364
(1)Calculated using $10.27 per share, the closing trading price of our common stock as of December 31, 2022.
(2)RSUs vest in three equal annual installments beginning on the first anniversary of the vesting commencement date, subject to the executive continuing to provide services to us through such date, and will vest in full upon a Change in Control (as defined in the 2014 and 2021 Plan).
(3)RSUs vest in four equal annual installments beginning on the first anniversary of the vesting commencement date, subject to the executive continuing to provide services to us through such date, and will vest in full upon a Change in Control (as defined in the 2014 and 2021 Plan).
36    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
Option Exercises and Stock Vested in Fiscal Year 2022
The following table contains information about stock options exercised and vesting of RSUs during fiscal year 2022 by our NEOs.

Name	Option awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Barry L. Biffle	50,000	476,640	146,375	1,864,566
James G. Dempsey	—	—	48,234	614,268
Craig R. Maccubbin	—	—	13,317	136,366
Trevor J. Stedke	—	—	53,037	638,838
Jake F. Filene	—	—	34,807	443,230
(1)Represents the difference between the fair market value of our common stock underlying the options at exercise and the exercise price of the option.
(2)Represents the amounts realized based on the fair market value of our common stock on the vesting date.
Pension Benefits
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment and Separation Agreements with NEOs
Barry L. Biffle. In March 2016, we entered into a new employment agreement with Mr. Biffle in connection with his promotion to our President and Chief Executive Officer, which is terminable by us at any time and by Mr. Biffle upon 30 days’ notice. The term of his employment agreement was through March 15, 2021 and renews for successive one-year periods unless either party gives the other notice of non-extension at least 90 days before the expiration of the applicable term. Mr. Biffle’s employment agreement entitles him to a base salary and target bonus opportunity as part of our Management Bonus Plan. His employment agreement provides that he will serve on our Board and be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above). It also contains certain confidential information covenants and Mr. Biffle must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event of a termination of Mr. Biffle’s employment without Cause or his Constructive Termination). The employment agreement also provided for the grant of an option to purchase shares of our common stock, as detailed in the table “Outstanding Equity Awards at Fiscal Year End” above and provides him with severance in the event of a termination of Mr. Biffle’s employment without Cause or his Constructive Termination, both within and apart from a Change in Control (as defined below). In the event of a termination of Mr. Biffle’s employment by us without Cause or his Constructive Termination, Mr. Biffle is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 12 months, (c) continued flight benefits under the UATP for one year, and (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers. In the event of a termination of Mr. Biffle’s employment by us without Cause or his Constructive Termination, in each case, within 12 months following a Change in Control, Mr. Biffle is entitled to (a) lump sum payment equal to two times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers, and (d) 100% accelerated vesting of all of his equity awards. Mr. Biffle must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above, and any payments are subject to him continuing to abide by the confidentiality, non-competition, and non-solicitation provisions of his employment agreement.
For purposes of Mr. Biffle’s employment agreement, “Cause” means (i) Mr. Biffle’s gross negligence or willful misconduct in the performance of the duties and services required of him pursuant to the new employment agreement or any other written agreement between Mr. Biffle and us; (ii) his conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his willful refusal to perform the duties and responsibilities required of him under the new employment agreement or as lawfully directed by our Board which remains uncorrected for 30 days following written notice; (iv) his material breach of any material provision of the employment agreement, any confidential information or restrictive covenant agreement with us, or corporate code or policy which remains uncorrected for 30 days following written notice; (v) any act of fraud, embezzlement, material misappropriation, or
Frontier Airlines. 2023 Proxy Statement     37

EXECUTIVE COMPENSATION TABLES (continued)
dishonesty committed by him against us; or (vi) any acts, omissions or statements by him which we determine to be materially detrimental or damaging to our reputation, operations, prospects or business relations; provided that an act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in our best interests.
“Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier (other than such an acquisition by a person or group that holds more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier, in each case, as of either March 15, 2016 or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of our assets to a third party; (iii) the consummation of any merger involving us or Frontier in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then beneficially owned in the aggregate by the stockholders of us or Frontier, as applicable, immediately prior to such merger; provided, however, in no event will a transaction constitute a “Change in Control” if: (w) its sole purpose is to change the form of our ownership or the state of our incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction; (y) it is effected primarily for the purpose of financing us with cash; or (z) it constitutes, or includes sales of shares in connection with, the initial public offering of our common stock or the common stock of any of our affiliates.
“Constructive Termination” means a resignation from employment that is effective within 120 days after the occurrence, without Mr. Biffle’s written consent, of any of the following: (i) a material diminution in Mr. Biffle’s base salary that is not proportionately applicable to other officers and key employees generally; (ii) a material diminution in his job responsibilities or duties inconsistent in any material respect with his duties or responsibilities in effect immediately prior to such change, provided, that any change made solely as the result of us becoming a subsidiary or business unit of a larger company in a Change in Control shall not provide for Mr. Biffle's Constructive Termination; (iii) the relocation of his direction to a facility or a location more than 50 miles from his then-present location; or (iv) the failure by any successor entity or corporation following a Change in Control to assume the obligations under the new employment agreement. Notwithstanding the foregoing, a resignation shall not constitute a Constructive Termination unless the condition giving rise to such resignation continues uncured by us more than 30 days following Mr. Biffle’s written notice of such condition provided within 60 days of the first occurrence of such condition and such resignation is effective within 30 days following the end of such notice period.
James G. Dempsey. In March 2014, we entered into an employment agreement with Mr. Dempsey as our Chief Financial Officer, which is terminable by us at any time and by Mr. Dempsey upon 30 days’ notice, which was amended and restated in April 2017. The initial term of his employment agreement was through March 12, 2018, and the term renews for successive one-year periods unless either party gives the other notice of non-extension at least 120 days before the expiration of the applicable term. Mr. Dempsey’s employment agreement entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. In addition, Mr. Dempsey must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter. Mr. Dempsey’s employment agreement provides him with severance in the event of a termination of his employment without Cause (as defined below) or his Constructive Termination (as defined below), both within and apart from a Change in Control (as defined below). In the event of the termination of his employment by us without Cause, Mr. Dempsey is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 12 months, and (c) continued flight benefits under the UATP for one year. In the event of a termination of Mr. Dempsey's employment by us without Cause or his Constructive Termination, in each case, within 12 months following a Change in Control, Mr. Dempsey is entitled to (a) lump sum payment equal to two times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) 100% accelerated vesting of all of his outstanding equity awards, and (e) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers. Under the employment agreement, Mr. Dempsey must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above, and any payments are subject to Mr. Dempsey continuing to abide by the confidentiality, non-competition and non-solicitation provisions of his employment agreement.
For purposes of Mr. Dempsey’s employment agreement, “Cause” means any action or inaction involving his moral turpitude, misfeasance, malfeasance, willful misconduct, gross negligence, or breach of fiduciary duty or a breach of any non-competition, non-solicitation, or confidentiality obligations to us or Frontier. In the event we give Mr. Dempsey a notice of non-extension of his employment agreement and he serves as our Chief Financial Officer until the end of the term, Mr. Dempsey’s employment will have been deemed terminated by us without Cause.
“Change in Control” has generally the same meaning as in Mr. Biffle's agreement.
38    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
A “Constructive Termination” will be deemed to have occurred if, in conjunction with the closing of a Change in Control or within 12 months after the closing of a Change in Control, (i) our Board effectively terminates, or curtails the scope of, Mr. Dempsey’s authority as Chief Financial Officer, or (ii) we fail to provide Mr. Dempsey with a total compensation package that is, reasonably determined by the Board, to be at least comparable to the level of his compensation as of immediately prior to the Change in Control, provided, that, in each case, Mr. Dempsey will not be deemed to have incurred a Constructive Termination unless (x) he first provides the Board with written notice of the condition giving rise to Constructive Termination within 30 days of Mr. Dempsey learning of such condition, (y) we fail to cure such condition within 30 days after receiving such written notice, and (z) his resignation based on such Constructive Termination is effective within 30 days after the expiration of such cure period.
Craig R. Maccubbin, Trevor J. Stedke, and Jake F. Filene. We entered into employment agreements with each of Messrs. Maccubbin, Stedke, and Filene. Under the agreements, the NEO's employment is terminable by us or the NEO at any time. The employment agreements entitle the NEO to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that the NEO will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. In addition, under the agreement, the NEO must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause or his duties are substantially diminished and he resigns within 12 months following a Change in Control).
The employment agreements provide that the vesting of the NEO's initial grant of RSUs will fully accelerate upon the consummation of a Change in Control and that in the event of the termination of his employment by us without Cause, the NEO is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus (or two times such sum if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or his duties are substantially diminished and he resigns ("Good Reason"), in each case, within 12 months following a Change in Control). The NEO must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above.
For the purposes of the employment agreements with each of Messrs. Maccubbin, Stedke, and Filene, “Cause” and “Change in Control” have the meanings set forth under the Company's equity plan. Under the 2014 Plan, “Cause” means (i) the NEO's unauthorized use or disclosure of our confidential information or trade secrets or any material breach of a written agreement between the NEO and us, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit, or similar agreement; (ii) his commission of, indictment for, or the entry of a plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his negligence or willful misconduct in the performance of his duties or his willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation, or dishonesty committed by him against us; or (v) any acts, omissions, or statements by him which we determine to be materially detrimental or damaging to the our reputation, operations, prospects, or business relations. Under the 2014 Plan, “Change in Control” generally means (i) the acquisition by any person or group of affiliated or associated persons of more than 50% of our outstanding capital stock or voting securities representing more than 50% of the total voting power of our outstanding securities; (ii) the consummation of a sale of all or substantially all of our assets to a third party; or (iii) the consummation of any merger involving us in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger.
Change in Control Acceleration under Equity Plan and Equity Award Agreements
Under the terms of the RSU agreements under the 2014 Plan, the RSUs will fully accelerate immediately prior to the consummation of a Change in Control (as defined therein), provided that participant continues to serve as an officer or director through such date.
In addition, under the 2021 Plan, in the event of a Change in Control (as defined therein), unless the administrator elects to (i) terminate an award in exchange for cash, rights, or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, (A) such award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable award agreement and, in the absence of applicable terms and conditions, the administrator's discretion. In the event that the successor refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), such award shall become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction.
Change in Control Acceleration and Benefits
On February 3, 2022, the Compensation Committee approved a policy providing for the following: if the employment of any executive officer is terminated without “cause” or the executive resigns for “good reason” in connection with a qualifying change in control, then in exchange for a release of claims, the employee’s outstanding equity awards will fully vest (the “Change in Control Policy”). For purposes of the Change in Control Policy, “qualifying change in control” includes
Frontier Airlines. 2023 Proxy Statement     39

EXECUTIVE COMPENSATION TABLES (continued)
transactions whereby any person (or group of persons) directly or indirectly acquires beneficial ownership of our securities representing 40% or more of the total combined voting power of our securities outstanding immediately after such transaction. The Change in Control Policy also provides that under each executive officer’s existing employment agreement or offer letter, for purposes of severance benefits thereunder due upon a termination of employment without cause or resignation for good reason in connection with a change in control, the definition of “change in control” will be deemed to include a transaction whereby any person (or group of persons) directly or indirectly acquires beneficial ownership of our securities representing 40% or more of the total combined voting power of Frontier’s securities outstanding immediately after such transaction.
Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation and benefits that would have become payable (in certain cases subject to conditions such compliance with restrictive covenants and an effective release of claims) to each of our NEOs if our NEO’s employment had terminated on December 31, 2022 (and that a Change in Control occurred on December 31, 2022, as applicable) as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date, and reflects the acceleration benefits under the Change in Control Policy, which was adopted in February 2022. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. Capitalized terms used below are as defined above in the applicable NEO’s employment agreement or offer letter agreement.

Name	Termination Scenario	Base Salary Severance ($)	Bonus Severance ($)	Accelerated Vesting of Stock and Option Awards ($)	COBRA Premiums ($)	Other ($)	Total ($)
Barry L. Biffle	Termination without Cause or a Constructive Termination	650,505(1)	1,597,896(2)	—	27,807(3)	11,000(4)	2,287,208
	Termination without Cause or a Constructive Termination in Connection with a Change in Control	1,301,010(5)	2,411,027(6)	3,921,394(7)	55,614(8)	22,000(9)	7,711,045
James G. Dempsey	Termination without Cause	547,671(1)	492,904(2)	—	33,353(3)	8,250(4)	1,082,178
	Termination without Cause or a Constructive Termination in Connection with a Change in Control	1,095,342(5)	1,609,024(6)	1,334,114(7)	66,706(8)	16,500 (9)	4,121,686
Craig R. Maccubbin	Termination without Cause	371,426(1)	204,284(2)	—	—	8,250(4)	583,960
	Termination without Cause or for Good Reason in Connection with a Change in Control	742,852(5)	408,568(6)	859,661(10)	—	16,500(9)	2,027,581
Trevor J. Stedke	Termination without Cause	371,426(1)	241,427(2)	—	9,891(3)	8,250(4)	630,994
	Termination without Cause or for Good Reason in Connection with a Change in Control	742,852(5)	482,854(6)	1,129,895(10)	19,782(8)	16,500(9)	2,391,883
Jake F. Filene	Termination without Cause	371,426(1)	241,427(2)	—	—	8,250(4)	621,103
	Termination without Cause or for Good Reason in Connection with a Change in Control	742,852(5)	482,854(6)	942,663(10)	—	16,500(9)	2,184,869
40    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
(1)Represents a lump sum cash payment of 12 months of base salary.
(2)Represents a lump sum cash payment of one times the NEO’s target annual performance bonus amount. In addition, for Mr. Biffle, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or a Constructive Termination. For Mr. Biffle’s pro-rated bonuses, we included the full amount he was paid for fiscal year 2022 under the Management Bonus Plan since the assumed termination date would be December 31, 2022.
(3)Represents continued coverage under COBRA for 12 months for each NEO based on the incremental cost of our contribution as of December 31, 2022 to provide this coverage. Messrs. Maccubbin and Filene are not eligible for any continued coverage under COBRA.
(4)Represents the value of continued UATP flight benefits for one year following the NEO's termination of employment, which must be used in the year following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2022.
(5)Represents a lump sum cash payment of 24 months of base salary.
(6)Represents a lump sum cash payment of two times a NEO’s target annual performance bonus amount. In addition, for Messrs. Biffle and Dempsey, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or for Good Reason. For Messrs. Biffle’s and Dempsey’s pro-rated bonuses, we included the full amount each was paid for fiscal year 2022 under the Management Bonus Plan since the assumed termination date would be December 31, 2022.
(7)Represents the aggregate value of Mr. Biffle’s and Mr. Dempsey’s RSUs that would have vested on an accelerated basis immediately prior to a qualifying termination following the consummation of a Change in Control, based on the closing trading price of our common stock ($10.27) as of December 31, 2022. Mr. Biffle and Mr. Dempsey each receive 100% accelerated vesting of their respective equity awards in the event of a termination without Cause or a Constructive Termination, in each case, within 12 months following a Change in Control. In addition, as disclosed above, under the 2014 Plan, the awards granted under that plan will fully accelerate immediately prior to a Change in Control, and under the 2021 Plan, the awards granted under that plan will fully accelerate on a Change in Control if not assumed or substituted.
(8)Represents continued coverage under COBRA for 24 months for each NEO based on the incremental cost of our contribution as of December 31, 2022 to provide this coverage. Messrs. Maccubbin and Filene are not eligible for any continued coverage under COBRA.
(9)Represents the value of continued UATP flight benefits for two years following the NEOs’ termination of employment, within 12 months following a Change in Control, which must be used in the two years following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2022.
(10)Represents the aggregate value of RSUs held by Messrs. Maccubbin, Stedke, and Filene that would have vested in full on a termination without “cause” or resignation for “good reason” in connection with a qualifying change in control under the Change in Control Policy based on the closing trading price of our common stock ($10.27) as of December 31, 2022. In addition, as disclosed above, under the 2014 Plan, the awards granted under that plan will fully accelerate immediately prior to a Change in Control, and under the 2021 Plan, the awards granted under that plan will fully accelerate on a Change in Control if not assumed or substituted.
Frontier Airlines. 2023 Proxy Statement     41

EXECUTIVE COMPENSATION TABLES (continued)
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.
For the year ended December 31, 2022 the annual total compensation of our Chief Executive Officer, as set forth in the Summary Compensation Table, was $3,747,416, and the median of the annual total compensation of all employees, other than our Chief Executive Officer, was $49,781, resulting in a ratio of 75:1 (the “pay ratio”).
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and 2022 as the measurement period. We captured all full time, part-time, and temporary employees globally as of December 31, 2022.
We identified the median employee annual compensation using W-2 reportable wages as of December 31, 2022. The annual total compensation of the median employee and the annual total compensation of the Chief Executive Officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
42    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
Pay Versus Performance
Pay Versus Performance Tables
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (millions) ($)	Adjusted Pre-Tax Margin(5) ($)
					Total Stockholder Return (“TSR”) ($)	Peer Group TSR(4) ($)
2022	3,747,416	2,548,608	1,794,258	1,419,035	54	49	(37)	(1)%
2021	3,598,210	4,372,050	1,412,615	1,685,241	72	76	(102)	(20)%
(1)The Principal Executive Officer (“PEO”) in fiscal years 2022 and 2021 is Barry L. Biffle.
(2)The NEOs included in the calculation of average NEO compensation in fiscal year 2022 are James G. Dempsey, Craig R. Maccubbin, Trevor J. Stedke and Jake F. Filene. The NEOs included for fiscal year 2021 are James G. Dempsey, Howard M. Diamond, Craig R. Maccubbin, and Jake F. Filene.
(3)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable date(s); and (ii) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten-year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.
(4)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NYSE ARCA Airline Index (XAL) (the “Peer Group”).
(5)Adjusted Pre-Tax Margin is a non-GAAP measure and represents adjusted pre-tax income (loss), a non-GAAP measure, divided by revenues, a GAAP measure. Adjusted pre-tax income (loss) represents pre-tax income (loss), a GAAP measure, adjusted for special items. The sum of these non-GAAP adjustments is referred to as the "pre-tax impact." See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” in our 2022 Annual Report, which accompanies this proxy statement, for a reconciliation of adjusted net income (loss) to the corresponding GAAP measure, which includes the adjusting items that comprise the pre-tax impact (pages 70-71) and the related discussion of adjusting items (pages 67-68). While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted Pre-Tax Margin is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to our NEOs to our performance for the most recently completed fiscal year because it is a useful indicator to compare the profitability of our business against industry peers of different sizes and derivations of pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors. Adjusted Pre-Tax Margin is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Frontier Airlines. 2023 Proxy Statement     43

EXECUTIVE COMPENSATION TABLES (continued)
Compensation actually paid (“CAP”) to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Adjustments	2022		2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for “Stock Awards” in the Summary Compensation Table for Applicable Fiscal Year	($2,299,996)	($612,501)	($2,179,744)	($721,439)
Deduction for “Option Awards” in the Summary Compensation Table for Applicable Fiscal Year	—	—	—	—
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested	1,879,153	500,429	2,136,895	618,378
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	—	—	—	—
Deduction for Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year, Determined Based on Change in ASC 718 Fair Value from Prior Fiscal Year End to Applicable Fiscal Year End	(656,222)	(181,919)	527,600	115,082
Increase/deduction for Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year, Determined Based on Change in ASC 718 Fair Value from Prior Fiscal Year End to Vesting Date	(121,743)	(48,647)	289,089	106,521
Increase Based on Dividends or Other Earnings on Stock Awards Paid during Applicable Fiscal Year	—	—	—	9,778
Deduction of ASC 718 Fair Value of Awards Granted during Prior Fiscal Year that were Forfeited during Applicable Fiscal Year, Determined as of Prior Fiscal Year End	—	—	—	—
Increase/deduction Based on Incremental ASC 718 Fair Value of Options during Applicable Fiscal Year	—	(32,585)	—	144,306
Total Adjustments	$(1,198,808)	$(375,223)	$773,840	$272,626
44    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
Narrative Disclosures to Pay Versus Performance Table
The graphs below compare the CAP to our PEO and the average of the CAP to our non-PEO NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our Adjusted CASM (excluding fuel), in each case, for the fiscal years ended December 31, 2022 and 2021.
TSR amounts reported in the graph assume an initial fixed investment of $100 as of April 1, 2021, the date of our initial public offering, and that all dividends, if any, were reinvested.
Compensation Actually Paid and Company and Peer Group Cumulative TSR
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our cumulative TSR and our Peer Group TSR.
During the covered years, the CAP to our PEO and non-PEO NEOs was aligned with our TSR given that our executive compensation program has a significant long-term equity component.

CAP vs. Company and Peer Group TSR
Compensation Actually Paid ($)
4,800,000
3,600,000
2,400,000
1,200,000
—
Cumulative TSR
Value of $100 Investment
100
75
50
25
—
12/31/21
12/31/22
PEO CAP
non-PEO CAP
TSR
Peer Group TSR

Frontier Airlines. 2023 Proxy Statement     45

EXECUTIVE COMPENSATION TABLES (continued)
Compensation Actually Paid and Net Income (Loss)
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our net income (loss).
During the covered years, the CAP to our PEO and non-PEO NEOs did not align with our net income (loss). Although we improved our net loss from 2021 to 2022, the CAP to our PEO and non-PEO NEOs was significantly affected by our TSR, which declined from 2021 to 2022.

CAP vs. Net Income (Loss)
4,800,000
3,600,000
2,400,000
1,200,000
—
Compensation Actually Paid ($)
—
(40,000)
(80,000)
(120,000)
(160,000)
Net Income (Loss) (000's)
12/31/21
12/31/22
PEO CAP
non-PEO CAP
Net Income (Loss)

46    Frontier Airlines. 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)
Compensation Actually Paid and Adjusted Pre-Tax Margin
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our Adjusted Pre-Tax Margin.
During the covered years, the CAP to our PEO and non-PEO NEOs did not align with our Adjusted Pre-Tax Margin. Although we improved our Adjusted Pre-Tax Margin from 2021 to 2022, the CAP to our PEO and non-PEO NEOs was significantly affected by our TSR, which declined from 2021 to 2022.

CAP vs. Adjusted Pre-Tax Margin
4,800,000
3,600,000
2,400,000
1,200,000
—
Compensation Actually Paid ($)
—%
(6)%
(12)%
(18)%
(24)%
Adjusted Pre-Tax Margin (%)
12/31/21
12/31/22
PEO CAP
non-PEO CAP
Adjusted Pre-Tax Margin

Financial Performance Measures
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our PEO and non-PEO NEOs for the fiscal year ended December 31, 2022:
•Adjusted pre-tax margin
•Year-end Net Cash;
•Total Adjusted CASM (non-GAAP); and
•Adjusted Net Margin (non-GAAP).
Our annual incentives also include operational goals that are inclusive of the following metrics: DOT Overall Completion Percentage,Technical Dispatch Reliability Percentage, DOT Mishandled Bag Rate, and Crew Dependability Percentage.
For additional details regarding our most important financial performance measures, please see “Compensation Discussion and Analysis—Performance-Based Cash Incentives.”
Frontier Airlines. 2023 Proxy Statement     47

EXECUTIVE COMPENSATION TABLES (continued)
Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	9,769,187 (2)	$1.96	8,293,056 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	9,769,187	$1.96	8,293,056
(1)Consists of the 2014 Plan and the 2021 Plan.
(2)Consists of 7,373,678 options and 986,458 RSUs outstanding under the 2014 Plan and 1,409,051 RSUs outstanding under the 2021 Plan.
(3)Consists of 8,293,056 shares of common stock available for issuance under the 2021 Plan, excluding 9,769,187 shares to be issued upon exercise of outstanding options, warrants, and rights.
The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Plan will be increased by (i) the number of shares represented by outstanding awards under our 2014 Plan that are forfeited or lapse unexercised and which following the effective date are not issued under our 2014 Plan and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.
Compensation Risk Assessment
In February 2023, the Compensation Committee was presented with the results of management’s analysis on our compensation policies and practices for our employees to determine if these policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards. The Compensation Committee agreed with management findings that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
48    Frontier Airlines. 2023 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and our 2022 Annual Report.
Compensation Committee
William A. Franke (Chair)
Ofelia Kumpf
Patricia Salas Pineda
Alejandro D. Wolff
Frontier Airlines. 2023 Proxy Statement     49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023, for:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our NEOs; and
•all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder as described herein is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 218,503,854 shares of our common stock outstanding as of March 31, 2023.
Unless otherwise indicated, the address of all listed stockholders is c/o Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percentage
5% Stockholders
Indigo Frontier Holdings Company, LLC(1)	178,834,034	81.8%
Directors and NEOs
William A. Franke (2)	178,855,700	81.8%
Andrew S. Broderick (3)	21,666	*
Josh T. Connor (4)	72,822	*
Brian H. Franke (5)	21,666	*
Robert J. Genise (6)	317,857	*
Bernard L. Han (7)	371,950	*
Ofelia Kumpf (8)	21,502	*
Michael R. MacDonald (9)	75,550	*
Patricia Salas Pineda (10)	72,856	*
Alejandro D. Wolff (11)	47,506	*
Barry L. Biffle (12)	4,079,333	1.8%
James G. Dempsey (13)	1,517,926	*
Craig R. Maccubbin (14)	23,167	*
Trevor J. Stedke(15)	114,243	*
Jake F. Filene (16)	104,900	*
All executive officers and directors as a group (17 persons) (17)	187,033,591	83.2%
*Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)Consists of 178,834,034 shares held by Indigo Frontier Holdings Company, LLC (“Indigo Frontier”). Mr. W. Franke is the sole member of Indigo Denver Management Company, LLC, which is the managing member of Indigo Frontier, and as such, Mr. W. Franke has voting and dispositive power over these shares. Mr. W. Franke disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Indigo Frontier is c/o Indigo Partners, 2525 East Camelback Road, Suite 900, Phoenix, Arizona 85016.
(2)Consists of (i) 178,834,034 shares held by Indigo Frontier, (ii) 7,092 shares of common stock, and (iii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023. Mr. W. Franke is the sole member of Indigo Denver Management Company, LLC, which is the managing member of Indigo Frontier, and as such, Mr. W. Franke has voting and dispositive power over the shares held by Indigo Frontier. Mr. W. Franke disclaims beneficial ownership of the shares held by Indigo
50    Frontier Airlines. 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
Frontier except to the extent of his pecuniary interest therein. The address for Mr. W. Franke and Indigo Frontier is c/o Indigo Partners, 2525 East Camelback Road, Suite 900, Phoenix, Arizona 85016.
(3)Consists of (i) 7,092 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(4)Consists of (i) 58,248 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(5)Consists of (i) 7,092 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(6)Consists of (i) 303,283 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(7)Consists of (i) 357,376 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(8)Consists of (i) 6,928 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(9)Consists of (i) 60,976 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(10)Consists of (i) 58,282 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(11)Consists of (i) 32,932 shares of common stock and (ii) 14,574 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(12)Consists of (i) 334,184 shares of common stock, (ii) 278,949 shares of common stock held in a family trust for the benefit of Mr. Biffle’s child, over which Mr. Biffle’s spouse has voting and dispositive power, and (iii) 3,466,200 shares of common stock underlying stock options exercisable within 60 days of March 31, 2023. Mr. Biffle disclaims beneficial ownership of the shares held in the family trust for the benefit of his child, except to the extent of his pecuniary interest therein.
(13)Consists of (i) 87,507 shares of common stock and (ii) 1,430,419 shares of common stock underlying stock options exercisable within 60 days of March 31, 2023.
(14)Consists of 23,167 shares of common stock.
(15)Consists of (i) 96,012 shares of common stock and (ii) 18,231 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023.
(16)Consists of 104,900 shares of common stock.
(17)Consists of (i) 180,820,037 shares of common stock beneficially owned by our current directors and executive officers, (ii) 163,971 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2023, and (iii) 6,049,583 shares of common stock underlying stock options exercisable within 60 days of March 31, 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of any registered class of our equity securities (“10% stockholders”), to file reports of ownership and changes in ownership with the SEC. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of copies of the reports filed with the SEC and the written representations of our officers and directors, we believe that all Section 16(a) reporting requirements for fiscal year 2022 were complied with on a timely basis by each person who at any time during the 2022 fiscal year was an officer, director or 10% stockholder, except for the following: Messrs Biffle, Dempsey, Diamond, Filene, Shurz, Stedke, and Wetzel each filed a late Form 4 on March 24, 2022 to report the vesting of previously reported RSU awards and the withholding of shares solely to satisfy tax withholding obligations in connection with the vesting of such RSU awards on each of February 19, 2022 and February 23, 2022, and Mr. Maccubbin filed a late Form 4 on March 24, 2022 to report the vesting of a previously reported RSU award and the withholding of shares solely to satisfy tax withholding obligations in connection with the vesting of such RSU award on March 15, 2022.
Frontier Airlines. 2023 Proxy Statement     51

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2022 and any currently proposed transactions to which we were or are expected to be a participant in which (i) the amount involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables."
Management Services
In December 2013, we entered into a Professional Services Agreement with Indigo Partners, pursuant to which Indigo Partners agreed to provide our Board and our management with financial and management consulting services, including with respect to business strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financing consulting services. In exchange for these services, we are assessed a fixed quarterly fee of $375,000 by Indigo Partners and reimburse Indigo Partners for out-of-pocket expenses incurred in connection with the rendering of services pursuant to the Professional Services Agreement. In addition, we pay the annual fees of each member of our Board that is affiliated with Indigo Partners. We incurred an aggregate of approximately $2 million in expenses for the year ended December 31, 2022 relating to the quarterly fees, related expense reimbursements, and director compensation. In addition, we have agreed to indemnify Indigo Partners and its affiliates for losses arising from or relating to the services provided pursuant to the Professional Services Agreement. Our engagement of Indigo Partners pursuant to the Professional Services Agreement will continue until the date that Indigo Partners and its affiliates own less than 10% of the 197.6 million shares of our common stock acquired by an affiliate of Indigo Partners in December 2013.
Austin Terminal
In the ordinary course of our business we lease terminal space at Austin-Bergstrom International Airport (the “Austin Terminal”). One of our directors, Josh T. Connor, is a co-portfolio manager of an investment fund affiliated with Oaktree Capital Management which is the majority owner of the entity that owns and operates the Austin Terminal, and a manager of two other investment funds with equity interests in that entity. Mr. Connor is not an officer or director of the entity that owns the Austin Terminal and his involvement in such entity is limited to his investment interest therein. During the year ended December 31, 2022, we paid an aggregate of less than $1 million for lease payments and other expenses with respect to our use of the Austin Terminal, which we believe reflected arms-length terms.
Registration Rights Agreement
In April 2021, we entered into a Registration Rights Agreement with Indigo Frontier Holdings, LLC (“Indigo Fund”), our controlling stockholder, pursuant to which Indigo Fund may request that we initiate up to eight registrations of its shares on Form S-1 or any similar or successor long-form registration and, if available, an unlimited number of registrations of its shares on Form S-3 or any successor or similar short-form registration. Also, at any time that we propose to register any of our securities under the Securities Act, Indigo Fund and any other parties that may become a party to the Registration Rights Agreement will be entitled to certain “piggyback” registration rights allowing such parties to include their shares in such registration, subject to certain marketing and other limitations. In addition, we will pay all registration expenses, including the legal fees of one counsel for all holders under the Registration Rights Agreement. The Registration Rights Agreement also contains customary indemnification and contribution provisions.
Director and Officer Indemnification and Insurance
Our amended and restated certificate of incorporation and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. In connection with our initial public offering, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
Codeshare Arrangement
In January 2018, we entered into a codeshare agreement with Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (an airline based in Mexico doing business as Volaris). As of December 31, 2022, investment funds managed by Indigo
52    Frontier Airlines. 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (continued)
Partners hold approximately 18% of the total outstanding common stock of Volaris, and two of our directors, William A. Franke and Brian H. Franke, are members of the board of directors of Volaris. In August 2018, we began operating scheduled codeshare flights on certain flights with Volaris that are identified by our designator code. Conversely, Volaris is operating scheduled codeshare flights with Frontier, identified by their designator code. Any flight bearing a Frontier code designator that is operated by Volaris is disclosed in our reservations systems and on the customer’s flight itinerary, boarding pass, and ticket, if a paper ticket is issued. As a result of the Volaris codeshare arrangement, our customers are able to purchase single ticket service on our route network and connect to Volaris’ route network.
The codeshare agreement provides for codeshare fees and revenue sharing for the codeshare flights, with such amounts prorated between the parties based upon an agreed formula. Each party bears its own costs and expenses of performance under the agreement, is required to indemnify the other party for certain claims and losses arising out of or related to the agreement and is responsible for complying with certain marketing and product display guidelines. The codeshare agreement also establishes a joint management committee, which includes representatives from both parties and generally oversees the management of the transactions and relationships contemplated by the agreement. The codeshare agreement will remain effective for a period of three years from its effective date, is subject to automatic renewal and may be terminated by either party at any time upon the satisfaction of certain conditions. During 2022, no revenues and no expenses were recognized regarding this arrangement.
Our Policy Regarding Related Party Transactions
Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 in any one fiscal year and a related party had or will have a direct or indirect material interest. Our Audit Committee must review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. No director may participate in approval of a related person transaction for which he or she is a related person.
Frontier Airlines. 2023 Proxy Statement     53

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 4545 Airport Way, Denver, CO 80239. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 14, 2023. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel and Secretary. In connection with our 2024 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2024 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the end of the day on February 25, 2024 and not before the opening of business on January 26, 2024. However, if the 2024 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the 2023 Annual Meeting, notice must be so delivered or received not later than the close of business on the 90th day prior to such annual meeting, or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting was first made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2024 annual meeting of stockholders.
Any notice of director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act and otherwise comply with our Bylaws.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and email by directors, officers, and other employees of Frontier Group Holdings, Inc. who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
2022 Annual Report
We will furnish, without charge, a copy of our 2022 Annual Report, including consolidated financial statements but not including exhibits, to each of our stockholders of record on March 31, 2023, and to each beneficial stockholder on that date upon written request addressed to: Howard Diamond, Senior Vice President, General Counsel and Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. A reasonable fee will be charged for copies of requested exhibits.
54    Frontier Airlines. 2023 Proxy Statement

ADDITIONAL INFORMATION (continued)
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Howard Diamond
Senior Vice President, General Counsel and Secretary
Denver, Colorado
April 12, 2023

Frontier Airlines. 2023 Proxy Statement     55
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V06793-P86064 2. To ratify the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and 3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers. For Withhold For Against Abstain !! !! !! FRONTIER GROUP HOLDINGS, INC. (THE "COMPANY") FRONTIER GROUP HOLDINGS, INC. 4545 AIRPORT WAY DENVER, CO 80239 1a. Andrew S. Broderick 1c. Michael R. MacDonald 1d. Alejandro D. Wolff 1b. Bernard L. Han 1. Election of Class II Directors Nominees: The Board of Directors recommends you vote FOR proposals 1, 2, and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The named proxies are authorized to transact such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. !! ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 24, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ULCC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V06794-P86064 FRONTIER GROUP HOLDINGS, INC. Annual Meeting of Stockholders May 25, 2023 10:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Barry L. Biffle, James G. Dempsey, and Howard M. Diamond, and each of them, as proxies and true and lawful attorneys of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Frontier Group Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ULCC2023 on Thursday, May 25, 2023, at 10:00 AM MDT, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting, and at any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side